Exhibit 10.2

FIFTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
XPLR INFRASTRUCTURE OPERATING PARTNERS, LP
A Delaware Limited Partnership
Dated as of
January 27, 2025

TABLE OF CONTENTS
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v

FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP
This FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP dated as of January 27, 2025 (the “Effective Date”), is entered into by and between XPLR Infrastructure Operating Partners GP, LLC, a Delaware limited liability company, as the General Partner, NextEra Energy Equity Partners, LP, a Delaware limited partnership, and XPLR Infrastructure, LP, a Delaware limited partnership, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1    Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each taxable period of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Partner in respect of any Partnership Interest shall be the amount that such Adjusted Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.
“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.3(d).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).
“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution and, in the case of an Adjusted

Property, the fair market value of such Adjusted Property on the date of the revaluation event as described in Section 5.3(d), in both cases as determined by the General Partner. The General Partner shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.
“Agreement” means this Fifth Amended and Restated Agreement of Limited Partnership of XPLR Infrastructure Operating Partners, LP, as it may be amended, supplemented or restated from time to time.
“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest, (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.
“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:
(a)    the sum of:
(i)    all cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand at the end of such Quarter;
(ii)    all Unreturned Excess Funds; and
(iii)    if the General Partner so determines, all or any portion of additional cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, less
(b)    the amount of any cash reserves established by the General Partner (or the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) to:
(i)    provide for the proper conduct of the business of the Partnership Group, including reserves for expected debt service requirements and future capital expenditures, subsequent to such Quarter;

(ii)    comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject; and
(iii)    provide funds for distributions under Section 5.11(b)(i), Section 6.4 or Section 6.5 in respect of any one or more of the next four Quarters, less
(c)    the amount of any Construction Contributions that would otherwise constitute Available Cash; provided, however, that the General Partner may not establish cash reserves pursuant to subclause (b)(iii) above if the effect of such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units with respect to such Quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.
Notwithstanding the foregoing, “Available Cash” shall not include any proceeds received pursuant to the purchase of or contribution of cash in exchange for any Series A Preferred Units or Series A Parity Securities issued in accordance with Section 5.11 and with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.
“Board of Directors” means the board of directors of XPLR Partners.
“Book-Tax Disparity” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 5.3 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.
“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Florida shall not be regarded as a Business Day.
“Capital Account” means the capital account maintained for a Partner pursuant to Section 5.3. The “Capital Account” of a Partner in respect of any Partnership Interest shall be the amount that such Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.

“Capital Contribution” means (a) any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership or that is contributed or deemed contributed to the Partnership on behalf of a Partner or (b) current distributions that a Partner is entitled to receive but otherwise waives.
“Capital Improvement” means (a) the acquisition (through an asset acquisition, merger, stock acquisition or other form of investment), (b) the construction or development of new capital assets by a Group Member, (c) the replacement or expansion of, or addition or improvement to, existing capital assets by a Group Member or (d) a capital contribution by a Group Member to a Person that is not a Subsidiary in which a Group Member has, or after such Capital Contribution will have, directly or indirectly, an equity interest, to fund such Group Member’s pro rata share of the cost of the acquisition, construction, development, replacement or expansion of, or addition or improvement to, capital assets by such Person, in each case if and to the extent such acquisition, construction, development, replacement, expansion, addition or improvement is made to increase over the long-term, the operating capacity, operating income or operating cash flow of the Partnership Group, in the case of clauses (a), (b) and (c), or such Person, in the case of clause (d), from the operating capacity or operating income of the Partnership Group or such Person, as the case may be, existing immediately prior to such acquisition, construction, development, replacement, expansion, addition, improvement or Capital Contribution. For purposes of this definition, “long-term” generally refers to a period of not less than twelve months.
“Capital Surplus” means Available Cash distributed by the Partnership in excess of Operating Surplus, as described in Section 6.3(a).
“Cash Sweep and Credit Support Agreement” means the Amended and Restated Cash Sweep and Credit Support Agreement, dated as of August 4, 2017, between the Partnership and NextEra Energy Resources, LLC, as amended or supplemented from time to time.
“Cash Sweep Withdrawals” has the meaning set forth in the Cash Sweep and Credit Support Agreement.
“Carrying Value” means (a) with respect to a Contributed Property or Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners’ Capital Accounts in respect of such property and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination; provided that the Carrying Value of any property shall be adjusted from time to time in accordance with Sections 5.3(d) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.
“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud or willful misconduct to the

Partnership or any Limited Partner in the General Partner’s capacity as a general partner of the Partnership.
“Certificate” means a certificate in such form (including global form if permitted by applicable rules and regulations) as may be adopted by the General Partner and issued by the Partnership evidencing ownership of one or more classes of Partnership Interests. The initial form of certificate approved by the General Partner for the Common Units is attached as Exhibit A to this Agreement. The initial form of certificate approved by the General Partner for the Series A Preferred Units is attached as Exhibit B to this Agreement, and the initial form of certificate approved by the General Partner for the Non-Voting Common Units is attached as Exhibit D to this Agreement.
“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.
“Closing Date” means July 1, 2014, the closing date of the Initial Public Offering.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.
“Commences Commercial Service” means the date upon which a Capital Improvement is first put into commercial service by a Group Member following completion of construction, replacement, improvement or expansion and testing, as applicable.
“Commission” means the United States Securities and Exchange Commission.
“Common Unit” means a Limited Partner Interest having the rights and obligations specified with respect to Common Units in this Agreement. The term “Common Unit” does not refer to or include (a) any Class B, Series 1 Unit, (b) any Class B, Series 2 Unit, (c) any Class P Unit, or (d) prior to its conversion into a Common Unit pursuant to the terms hereof, any Series A Preferred Unit or any Non-Voting Common Unit, except that, with respect to Article VI, the term “Common Unit” shall be deemed to also refer to any Non-Voting Common Unit.
“Conflicts Committee” means a committee of the Board of Directors composed of two or more directors, each of whom (a) is not an officer or employee of the XPLR Partners General Partner or XPLR Partners, (b) is not an officer, director or employee of any Affiliate of the XPLR Partners General Partner or XPLR Partners, (c) is not a holder of any ownership interest in the XPLR Partners General Partner or its Affiliates, including XPLR Partners, or the Partnership Group other than (i) XPLR Partners Common Units and (ii) awards that are granted to such director in his capacity as a director under any long-term incentive plan, equity compensation plan or similar plan implemented by the XPLR Partners General Partner or XPLR Partners and (d) is determined by the Board of Directors to be independent under the independence standards, established by the Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the XPLR Partners Common Units are listed or admitted to trading (or if no such National Securities Exchange, the New York Stock Exchange), for directors who serve on an audit committee of a board of directors.
“Construction Contributions” means cash or cash equivalents contributed to any Group Member by an Affiliate of the General Partner (other than any Group Member) for the purpose of funding construction costs or related expenses of any Group Member (or other Person that is not a Subsidiary of a Group Member, as contemplated in the definition of “Capital Improvement”).
“Construction Debt” means debt incurred to fund (a) all or a portion of a Capital Improvement, (b) interest payments (including periodic net payments under related interest rate swap agreements) and related fees on other Construction Debt or (c) distributions on Construction Equity.
“Construction Equity” means equity issued to fund (a) all or a portion of a Capital Improvement, (b) interest payments (including periodic net payments under related interest rate swap agreements) and related fees on Construction Debt or (c) distributions on other Construction Equity.
“Construction Period” means the period beginning on the date that a Group Member (or other Person that is not a Subsidiary of a Group Member, as contemplated in the definition of “Capital Improvement”) enters into a binding obligation to commence a Capital Improvement and ending on the earlier to occur of the date that such Capital Improvement Commences Commercial Service and the date that the Group Member abandons or disposes of such Capital Improvement.
“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.3(d), such property or other asset shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.
“Converting Holder” means a Record Holder of Non-Voting Common Units that are automatically converted into Common Units pursuant to Section 5.9(b)(v).
“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.
“Departing General Partner” means a former general partner from and after the effective date of any withdrawal or removal of such former general partner pursuant to Section 11.1 or Section 11.2.
“Depreciation” means, for each taxable period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such taxable year for U.S. federal income tax purposes, except that if the Carrying Value of an asset differs from its adjusted basis for U.S. federal income tax purposes, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such taxable period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for U.S. federal income tax purposes of an asset is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner in accordance with Treasury Regulation 1.704-3.
“Derivative Partnership Interests” means any options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative securities relating to, convertible into or exchangeable for Partnership Interests; provided, however, that a Partnership Interest relating to, convertible into or exchangeable for another Partnership Interest shall not be a Derivative Partnership Interest.
“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).
“Effective Date” has the meaning given such term in the preamble.
“Equity Plan” means any unit or equity purchase plan, restricted unit or equity plan or other similar equity compensation plan now or hereafter adopted by XPLR Partners or the XPLR Partners General Partner.
“Event of Withdrawal” has the meaning given such term in Section 11.1(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.
“Exchange Agreement” means the Exchange Agreement, dated as of July 1, 2014, among XPLR Partners, the XPLR Partners General Partner, NEE Equity and the Partnership.
“Expansion Capital Expenditures” means cash expenditures for Capital Improvements. Expansion Capital Expenditures shall include interest (including periodic net payments under related interest rate swap agreements) and related fees paid during the Construction Period on Construction Debt. Where cash expenditures are made in part for Expansion Capital Expenditures and in part for other purposes, the General Partner shall determine the allocation between the amounts paid for each.
“Fourth Amended and Restated LP Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of XPLR Infrastructure Operating Partners, LP, dated as of December 27, 2023.
“General Partner” means XPLR Infrastructure Operating Partners GP, LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in their capacity as general partner of the

Partnership (except as the context otherwise requires). The General Partner is the sole general partner of the Partnership and the holder of the General Partner Interest.
“General Partner Interest” means the non-economic management interest of the General Partner in the Partnership (in its capacity as general partner without reference to any Limited Partner Interest), which includes any and all rights, powers and benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement. The General Partner Interest does not include any rights to ownership or profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Partnership.
“Gross Liability Value” means, with respect to any Liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm’s-length transaction.
“Group” means two or more Persons that with or through any of their respective Affiliates or Associates, have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Partnership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.
“Group Member” means a member of the Partnership Group.
“Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.
“Hedge Contract” means any exchange, swap, forward, cap, floor, collar, option or other similar agreement or arrangement entered into for the purpose of reducing the exposure of a Group Member to fluctuations in interest rates, commodity prices, basis differentials or currency exchange rates in their operations or financing activities and not for speculative purposes.
“IDR Fee” has the meaning given such term in the Management Services Agreement.
“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of (i) any Group Member, the General Partner or any Departing General

Partner or (ii) any Affiliate of any Group Member, the General Partner or any Departing General Partner, (e) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as a manager, managing member, general partner, director, officer, fiduciary or trustee of another Person owing a fiduciary duty to any Group Member; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (f) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement because such Person’s status, service or relationship exposes such Person to potential claims, demands, suits or proceedings relating to the Partnership Group’s business and affairs.
“Initial Common Units” means the Common Units outstanding on the Closing Date.
“Initial Limited Partners” means NEE Equity and XPLR Partners.
“Initial Public Offering” means the initial offering and sale of XPLR Partners Common Units to the public, as described in the IPO Registration Statement.
“Initial Unit Price” means (a) with respect to the Common Units, the initial public offering price per XPLR Partners Common Unit at which the XPLR Partners Common Units were first offered to the public for sale as set forth on the cover page of the IPO Prospectus or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.
“Interim Capital Transactions” means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness (other than Working Capital Borrowings and other than for items purchased on open account or for a deferred purchase price in the ordinary course of business) by any Group Member and sales of debt securities of any Group Member; (b) sales of equity interests of any Group Member to anyone other than the Partnership Group; (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and (ii) sales or other dispositions of assets as part of normal retirements or replacements; and (d) Capital Contributions received by the Partnership Group.
“IPO Prospectus” means the final prospectus relating to the Initial Public Offering dated June 26, 2014 and filed by XPLR Partners with the Commission pursuant to Rule 424 under the Securities Act on June 29, 2014.
“IPO Registration Statement” means the Registration Statement on Form S-1 (File No. 333-196099), as amended, filed by XPLR Partners with the Commission under the Securities Act to register the offering and sale of the XPLR Partners Common Units in the Initial Public Offering.

“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.
“Limited Partner” means, unless the context otherwise requires, each Person that becomes a Limited Partner pursuant to the terms of this Agreement, in each case, in such Person’s capacity as a limited partner of the Partnership.
“Limited Partner Interest” means an interest of a Limited Partner in the Partnership, which may be evidenced by Series A Preferred Units, Common Units, Non-Voting Common Units or any other Partnership Interest (including the Class B, Series 1 Limited Partner Interest, the Class B, Series 2 Limited Partner Interest, and the Class P Limited Partner Interest, but excluding the General Partner Interest) or a combination thereof (but excluding Derivative Partnership Interests), and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner pursuant to the terms and provisions of this Agreement, in each case, in its capacity as a Limited Partner.
“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.
“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.
“Management Services Agreement” means the Second Amended and Restated Management Services Agreement, dated as of August 4, 2017, among XPLR Partners, the Partnership, the General Partner and NEE Management.
“Manager” has the meaning set forth in the Management Services Agreement.
“Maintenance Capital Expenditure” means cash expenditures, including expenditures for (a) the acquisition (through an asset acquisition, merger, stock acquisition or other form of investment) by any Group Member of existing assets or assets under construction, (b) the construction or development of new capital assets by a Group Member, (c) the replacement or expansion of, or addition or improvement to, existing capital assets by a Group Member or (d) a capital contribution by a Group Member to a Person that is not a Subsidiary in which a Group Member has, or after such Capital Contribution will have, directly or indirectly, an equity interest, to fund such Group Member’s pro rata share of the cost of the acquisition, construction, development, replacement or expansion of, or addition or improvement to, capital assets by such Person, in each case if and to the extent such acquisition, construction, development, replacement, expansion, addition or improvement is made to maintain over the long-term, the operating capacity, operating income or operating cash flow of the Partnership Group, in the case of clauses (a), (b) and (c), or such Person, in the case of clause (d). For purposes of this definition, “long-term” generally refers to a period of not less than twelve months.
“Market Value” means the fair market value of an XPLR Partners Common Unit, which shall be determined as of any date of determination as follows:
(a)    If on such date of determination the XPLR Partners Common Units are listed on the National Securities Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Market Value of an XPLR Partners Common Units shall be the closing price of the XPLR Partners Common Unit on the trading day immediately preceding such date of determination as reported on such National Securities Exchange or such Securities Market (provided that, if there is more than one such National Securities Exchange or Securities Market, a committee of, and designated from time to time by resolution of, the Board of Directors shall designate the appropriate National Securities Exchange or Securities Market for purposes of the Market Value determination). If there is no such reported closing price on the trading day immediately preceding such date of determination, the Fair Market Value of an XPLR Partners Common Unit shall be the closing price of the XPLR Partners Common Unit on the next preceding day on which any sale of XPLR Partners Common Units shall have been reported on such National Securities Exchange or such Securities Market.
(b)    If on such date of determination the XPLR Partners Common Units are not listed on a National Securities Exchange or publicly traded on a Securities Market, the Market Value of an XPLR Partners Common Unit shall be the value of the XPLR Partners Common Unit on such date of determination as determined by a committee of, and designated from time to time by resolution of, the Board of Directors by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.
“Merger Agreement” has the meaning given such term in Section 14.1.
“Minimum Quarterly Distribution” means $0.1875 per Unit per Quarter, subject to adjustment in accordance with Section 6.6.
“MSA Payments” means all payment obligations of any Group Member or XPLR Partners under the Management Services Agreement other than the portion of any IDR Fee payments made to NEE Management relating to cash distributions paid during the Construction Period on Construction Equity.
“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section).
“NEE” means NextEra Energy, Inc., a Florida corporation.
“NEE Equity” means NextEra Energy Equity Partners, LP, a Delaware limited partnership.

“NEE Management” means NextEra Energy Management Partners, LP, a Delaware limited partnership.
“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property or other consideration reduced by any Liabilities either assumed by the Partnership upon such contribution or to which such property or other consideration is subject when contributed and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 5.3(d)) at the time such property is distributed, reduced by any Liabilities either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case as determined and required by the Treasury Regulations promulgated under Section 704(b) of the Code.
“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.3(b) and shall not include any items specially allocated under Section 6.1(b).
“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.3(b) and shall not include any items specially allocated under Section 6.1(b).
“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.2(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.
“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.
“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).
“Non-Voting Common Units” means Limited Partner Interests having the rights and obligations specified with respect to Units designated as “Non-Voting Common Units” in this Agreement and issued pursuant to Section 5.12.
“Operating Expenditures” means, without duplication, (i) all Partnership Group cash expenditures (or the Partnership’s proportionate share of expenditures in the case of Subsidiaries that are not wholly owned), including taxes, compensation of employees and directors of the

Partnership Group, reimbursement of expenses of the General Partner and its Affiliates, MSA Payments, payments under the Cash Sweep and Credit Support Agreement (other than the return of Reserved Cash (as defined therein) to an Affiliate of the General Partner other than XPLR Partners or the Partnership Group), debt service payments (including principal amortization payments on Project Debt), Maintenance Capital Expenditures, repayment of Working Capital Borrowings and payments made in the ordinary course of business under any Hedge Contracts pursuant to sub-clause (d) of this definition, and (ii) all cash expenditures of XPLR Partners, including reimbursement of expenses of its general partner and its Affiliates, other than federal income taxes payable by XPLR Partners, subject to the following:
(a)    repayments of Working Capital Borrowings deducted from Operating Surplus pursuant to clause (b)(iii) of the definition of Operating Surplus shall not constitute Operating Expenditures when actually repaid;
(b)    payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than Working Capital Borrowings and Project Debt shall not constitute Operating Expenditures;
(c)    Operating Expenditures shall not include (i) Expansion Capital Expenditures, (ii) payment of transaction expenses (including taxes) relating to Interim Capital Transactions, (iii) distributions to Partners, (iv) repurchases of Partnership Interests, including repurchases or redemptions of Partnership Interests under the Exchange Agreement, other than repurchases of XPLR Partners Partnership Interests by XPLR Partners to satisfy obligations under employee benefit plans;
(d)    (i) amounts paid in connection with the initial purchase of a Hedge Contract shall be amortized over the life of such Hedge Contract and (ii) payments made in connection with the termination of any Hedge Contract prior to the expiration of its scheduled settlement or termination date shall be included in equal quarterly installments over the remaining scheduled life of such Hedge Contract.
“Operating Surplus” means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,
(a)    the sum of (i) $35.0 million, (ii) all cash receipts (including any Cash Sweep Withdrawals) of the Partnership Group (or the Partnership’s proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) for the period beginning on the Closing Date and ending on the last day of such period, but excluding cash receipts from Interim Capital Transactions and the termination of Hedge Contracts (provided that cash receipts from the termination of a Hedge Contract prior to its scheduled settlement or termination date shall be included in Operating Surplus in equal quarterly installments over the remaining scheduled life of such Hedge Contract), (iii) all cash receipts of the Partnership Group (or the Partnership’s proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings and (iv) the amount of cash distributions paid during the Construction Period on Construction Equity and the portion of any IDR Fee payments made to NEE Management relating to such cash distributions; less
(b)    the sum of (i) Operating Expenditures for the period beginning on the Closing Date and ending on the last day of such period, (ii) the amount of cash reserves (or the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) established by the General Partner to provide funds for future Operating Expenditures and (iii) all Working Capital Borrowings not repaid within twelve months after having been incurred, or repaid within such 12-month period with the proceeds of additional Working Capital Borrowings; provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.
Notwithstanding the foregoing, “Operating Surplus” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.
“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to, or the general counsel or other inside counsel of, the Partnership, XPLR Partners, the General Partner or the XPLR Partners General Partner or any of its Affiliates) acceptable to the General Partner or to such other person selecting such counsel or obtaining such opinion.
“Optionee” means a Person to whom a unit option is granted under any Unit Option Plan.
“Outstanding” means, with respect to Partnership Interests, all Partnership Interests that are issued by the Partnership and reflected as outstanding in the Register as of the date of determination.
“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).
“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).
“Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.
“Partners” means the General Partner and the Limited Partners; provided, however, that, for purposes of the provisions of this Agreement relating to the maintenance of Capital Accounts and the allocation of items of income, gain, loss, deduction, or credit, the term “Partners” shall not include the General Partner for so long as the General Partner’s sole interest in the Partnership is a non-economic interest.

“Partnership” means XPLR Infrastructure Operating Partners, LP, a Delaware limited partnership.
“Partnership Employee” means any employee of the Partnership Group or XPLR Partners or the XPLR Partners General Partner.
“Partnership Group” means, collectively, the Partnership and its Subsidiaries.
“Partnership Interest” means the General Partner Interest and any class or series of equity interest in the Partnership, which shall include any Limited Partner Interests but shall exclude any Derivative Partnership Interests.
“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).
“Percentage Interest” means as of any date of determination (a) as to any Unitholder with respect to Units (or Units of any class) (other than with respect to Series A Preferred Units), as the case may be, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of Units (or Units of the designated class) (excluding Series A Preferred Units) held by such Unitholder, as the case may be, by (B) the total number of Outstanding Units (or Outstanding Units of the designated class) (excluding Series A Preferred Units), and (b) as to the holders of other Partnership Interests (other than with respect to Series A Preferred Units) issued by the Partnership in accordance with Section 5.4, the percentage established as a part of such issuance. The Percentage Interest with respect to a Series A Preferred Unit shall at all times be zero.
“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Plan of Conversion” has the meaning given such term in Section 14.1.
“Pro Rata” means (a) when used with respect to Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests, (b) when used with respect to Partners or Record Holders (or Partners or Record Holders of any class of Units or Partnership Interests), apportioned among all such Partners or Record Holders in accordance with their relative Percentage Interests, and (c) when used with respect to Series A Preferred Unitholders, apportioned among all Series A Preferred Unitholders in accordance with the relative number or percentage of Series A Preferred Units held by each such Series A Preferred Unitholder.
“Project Debt” means indebtedness of any of the Partnership’s Subsidiaries that is the direct or indirect owner or lessee or is intended to become the owner, lessee or developer of generating, transmission, distribution or other operating assets, or assets related thereto, or of any other power or energy facility, or any assets relating to any of the foregoing.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership, or, with respect to the fiscal quarter of the Partnership that includes the Closing Date, the portion of such fiscal quarter after the Closing Date.
“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.
“Record Date” means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to receive notice of, or entitled to exercise rights in respect of, any lawful action of Limited Partners (including voting) or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.
“Record Holder” means (a) with respect to any class of Partnership Interests for which a Transfer Agent has been appointed, the Person in whose name a Partnership Interest of such class is registered on the books of the Transfer Agent and the Register as of the Partnership’s close of business on a particular Business Day or (b) with respect to other classes of Partnership Interests, the Person in whose name any such other Partnership Interest is registered in the Register as of the Partnership’s close of business on a particular Business Day.
“Register” has the meaning given such term in Section 4.5(a) of this Agreement.
“Registration Rights Agreement” means the Registration Rights Agreement, dated as of July 1, 2014, between XPLR Partners and NextEra Energy, Inc.
“Required Allocations” means any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(b).
“Right of First Offer Agreement” means the Amended and Restated Right of First Offer Agreement, dated as of August 4, 2017, among XPLR Partners, the Partnership and NextEra Energy Resources, LLC that provides the Partnership with a right of first offer to purchase certain assets of NextEra Energy Resources, LLC or certain of its affiliates offered for sale.
“Right of First Refusal Agreement” means the Right of First Refusal Agreement, dated as of August 4, 2017, among XPLR Partners, the Partnership and NextEra Energy Resources, LLC that provides NextEra Energy Resources, LLC with a right of first refusal to purchase certain assets of the Partnership or certain of its affiliates offered for sale;
“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute.
“Series A Definitions” means the following definitions in this Agreement: Available Cash, Certificate, Common Unit, Derivative Partnership Interests, Limited Partner Interest,

Percentage Interest, Pro Rata, Unit, Unit Majority, and the additional Series A Preferred Unit definitions set forth in Section 5.11.
“Special Approval” means approval by a majority of the members of the Conflicts Committee acting in good faith.
“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date hereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has the power to elect or direct the election of a majority of the directors or other governing body of such Person.
“Surviving Business Entity” has the meaning given such term in Section 14.2(b).
“Transaction Documents” means this Agreement, the Group Member Agreement of each other Group Member, the Management Services Agreement, the Exchange Agreement, the Right of First Offer Agreement, the Right of First Refusal Agreement, the Cash Sweep and Credit Support Agreement, and the Registration Rights Agreement, as each such agreement is amended or supplemented from time to time.
“transfer” has the meaning given such term in Section 4.4(a).
“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as may be appointed from time to time by the General Partner to act as registrar and transfer agent for any class of Partnership Interests in accordance with the Exchange Act and the rules of the National Securities Exchange on which such Partnership Interests are listed (if any); provided that, if no such Person is appointed as registrar and transfer agent for any class of Partnership Interests, the General Partner shall act as registrar and transfer agent for such class of Partnership Interests.
“Treasury Regulation” means the United States Treasury regulations promulgated under the Code.
“Unit” means a Partnership Interest that is designated by the General Partner as a “Unit” and shall include Series A Preferred Units, Common Units, Non-Voting Common Units, Class B, Series 1 Units, Class B, Series 2 Units, and Class P Units.

“Unit Majority” means at least a majority of the Outstanding Common Units (including the Series A Preferred Units as provided in Section 5.11, but excluding the Non-Voting Common Units).
“Unit Option Plan” means any unit option plan now or hereafter adopted by the Partnership, XPLR Partners or the XPLR Partners General Partner.
“Unitholders” means the Record Holders of Units.
“Unrealized Gain” means, as of any date of determination, the excess, if any, attributable to any item of Partnership property, of (a) the fair market value of such property as of such date (as determined under Section 5.3(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.3(d) as of such date).
“Unrealized Loss” means, as of any date of determination, the excess, if any, attributable to any item of Partnership property, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.3(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.3(d)).
“Unrecovered Initial Unit Price” means at any time, with respect to a Unit, the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Initial Common Unit, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of such Units.
“Unrestricted Person” means (a) each Indemnitee, (b) each Partner, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member, a General Partner or any Departing General Partner or any Affiliate of any Group Member, a General Partner or any Departing General Partner and (d) any Person the General Partner designates from time to time as an “Unrestricted Person” for purposes of this Agreement.
“Unreturned Excess Funds” means the amount of Cash Sweep Withdrawals that remain unreturned on the date of determination of Available Cash for such Quarter.
“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.
“Working Capital Borrowings” means borrowings incurred pursuant to a credit facility, commercial paper facility or similar financing arrangement that are used solely for working capital purposes or to pay distributions to the Partners; provided that when such borrowings are incurred it is the intent of the borrower to repay such borrowings within 12 months from the date of such borrowings other than from additional Working Capital Borrowings.
“XPLR Partners” means XPLR Infrastructure, LP, a Delaware limited partnership.

“XPLR Partners Common Units” means limited partner interests in XPLR Partners having the rights and obligations specified with respect to “Common Units” in the XPLR Partners Partnership Agreement.
“XPLR Partners General Partner” means XPLR Infrastructure Partners GP, Inc., a Delaware corporation, and its successors and permitted assigns that are admitted to XPLR Partners as general partner of XPLR Partners, in their capacity as general partner of XPLR Partners (except as the context otherwise requires).
“XPLR Partners Non-Voting Common Units” means limited partner interests in XPLR Partners having the rights and obligations specified with respect to “Non-Voting Common Units” in the XPLR Partners Partnership Agreement.
“XPLR Partners Partnership Agreement” means the Sixth Amended and Restated Limited Partnership Agreement of XPLR Partners, dated as of January 23, 2025, as the same may be amended, supplemented or restated from time to time.
“XPLR Partners Partnership Interest” has the meaning of “Partnership Interest” set forth in the XPLR Partners Partnership Agreement.
Section 1.2    Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. The General Partner has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. Any construction or interpretation of this Agreement by the General Partner and any action taken pursuant thereto and any determination made by the General Partner in good faith shall, in each case, be conclusive and binding on all Record Holders and all other Persons for all purposes.
ARTICLE II

ORGANIZATION
Section 2.1    Formation. The General Partner and NEE Equity have formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The initial Agreement of Limited Partnership was amended and restated in its entirety as the First Amended and Restated Agreement of Limited Partnership of XPLR Infrastructure Operating Partners, LP, dated as of July 1, 2014 (the “First Amended and Restated LP Agreement”) and has been further amended and restated, most recently by the Fourth Amended and Restated LP Agreement. The General Partner, with the approval of XPLR Partners General Partner required pursuant to Section 13.1 of the Fourth Amended and Restated LP Agreement, hereby amends and restates the Fourth Amended and Restated LP Agreement in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the record owner thereof for all purposes.
Section 2.2    Name. The name of the Partnership shall be “XPLR Infrastructure Operating Partners, LP.” Subject to applicable law, the Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.
Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 251 Little Falls Drive, Wilmington, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Service Company. The principal office of the Partnership shall be located at 700 Universe Boulevard, Juno Beach, Florida 33408, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate. The address of the General Partner shall be 700 Universe Boulevard, Juno Beach, Florida 33408, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.
Section 2.4    Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that, without the prior written consent of the XPLR Partners General Partner, which consent shall be granted or withheld in its sole discretion, the Partnership and each other Group Member shall not have any power or authority to solicit, review, respond to or otherwise participate in any request for proposal relating to, or otherwise engage in, or seek to engage in, the development of: (i) any wind or solar energy project (other than any off-shore project), (ii) any natural gas pipeline, or (iii) any utility-scale battery storage facility, in each case, anywhere in the world, other than those projects described in clauses (i) through (iii) that are owned or are being developed by a Group Member as of the Effective

Date. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve the conduct by the Partnership of any business and may decline to do so free of any duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity and the General Partner in determining whether to propose or approve the conduct by the Partnership of any business shall be permitted to do so in its sole and absolute discretion.
Section 2.5    Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.
Section 2.6    Term. The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.
Section 2.7    Title to Partnership Assets. Title to the assets of the Partnership, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such assets of the Partnership or any portion thereof. Title to any or all assets of the Partnership may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees of the General Partner or its Affiliates, as the General Partner may determine. The General Partner hereby declares and warrants that any assets of the Partnership for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees of the General Partner or its Affiliates shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership or one or more of the Partnership’s designated Affiliates as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to any successor General Partner. All assets of the Partnership shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such assets of the Partnership is held.

ARTICLE III

RIGHTS OF LIMITED PARTNERS
Section 3.1    Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.
Section 3.2    Management of Business. No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. No action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall be deemed to be participating in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) nor shall any such action affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.
Section 3.3    Rights of Limited Partners.
(a)    Each Limited Partner shall have the right, upon written request and at such Limited Partner’s own expense to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto.
(b)    Each of the Partners and each other Person or Group who acquires an interest in Partnership Interests hereby agrees to the fullest extent permitted by law that they do not have any rights as Partners to receive any information either pursuant to Sections 17-305(a) of the Delaware Act or otherwise except for the right to obtain a copy of this Agreement and the Certificate of Limited Partnership set forth in Section 3.3(a).
ARTICLE IV

CERTIFICATES; RECORD HOLDERS;
TRANSFER OF PARTNERSHIP INTERESTS
Section 4.1    Certificates. Owners of Partnership Interests and, where appropriate, Derivative Partnership Interests, shall be recorded in the Register and ownership of such interests shall be evidenced by a physical certificate or book entry notation in the Register, except to the extent otherwise provided herein with respect to any class of Units. Notwithstanding anything to the contrary in this Agreement, unless the General Partner shall determine otherwise in respect of some or all of any or all classes of Partnership Interests and Derivative Partnership Interests, Partnership Interests and Derivative Partnership Interests shall not be evidenced by physical certificates. Certificates, if any, shall be executed on behalf of the Partnership by the Chief Executive Officer, President, Chief Financial Officer or any Vice

President and the Secretary, any Assistant Secretary, or other authorized officer of the General Partner, and shall bear the legend set forth in Section 4.7(c). The signatures of such officers upon a certificate may be facsimiles. In case any officer who has signed or whose signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Partnership with the same effect as if he were such officer at the date of its issuance. If a Transfer Agent has been appointed for a class of Partnership Interests, no Certificate for such class of Partnership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that, if the General Partner elects to cause the Partnership to issue Partnership Interests of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Partnership Interests have been duly registered in accordance with the directions of the Partnership. With respect to any Partnership Interests that are represented by physical certificates, the General Partner may determine that such Partnership Interests will no longer be represented by physical certificates and may, upon written notice to the holders of such Partnership Interests and subject to applicable law, take whatever actions it deems necessary or appropriate to cause such Partnership Interests to be registered in book entry or global form and may cause such physical certificates to be cancelled or deemed cancelled.
Section 4.2    Mutilated, Destroyed, Lost or Stolen Certificates.
(a)    If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Interests or Derivative Partnership Interests as the Certificate so surrendered.
(b)    The appropriate officers of the General Partner, on behalf of the Partnership, shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued, if the Record Holder of the Certificate:
(i)    makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;
(ii)    requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;
(iii)    if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)    satisfies any other reasonable requirements imposed by the General Partner or the Transfer Agent.
If a Limited Partner fails to notify the General Partner within a reasonable period of time after such Limited Partner has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, to the fullest extent permitted by law, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.
(c)    As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.
Section 4.3    Record Holders. The names and addresses of Unitholders as they appear in the Register shall be the official list of Record Holders of the Partnership Interests for all purposes. The Partnership and the General Partner shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person or Group, regardless of whether the Partnership or the General Partner shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person or Group in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Person or Group on the other, such representative Person shall be the Limited Partner with respect to such Partnership Interest upon becoming the Record Holder in accordance with Section 10.1(b) and have the rights and obligations of a Partner hereunder as, and to the extent, provided herein, including Section 10.1(c).
Section 4.4    Transfer Generally.
(a)    The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns all or any part of its General Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner as a result thereof, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, excluding a pledge, encumbrance, hypothecation or mortgage but including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)    No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void, and the Partnership shall have no obligation to effect or recognize any such transfer or purported transfer.
(c)    Nothing contained in this Agreement shall be construed to prevent or limit a disposition by any stockholder, member, partner or other owner of the General Partner or any Limited Partner of any or all of such Person’s shares of stock, membership interests, partnership interests or other ownership interests in the General Partner or such Limited Partner and the term “transfer” shall not include any such disposition.
Section 4.5    Registration and Transfer of Limited Partner Interests.
(a)    The General Partner shall keep, or cause to be kept by the Transfer Agent on behalf of the Partnership, one or more registers in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the registration and transfer of Limited Partner Interests, and any Derivative Partnership Interests as applicable, shall be recorded (the “Register”).
(b)    The General Partner shall not recognize any transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of this Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Certificates evidencing Limited Partner Interests for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered. Upon the proper surrender of a Certificate, such transfer shall be recorded in the Register.
(c)    Upon the receipt by the General Partner of proper transfer instructions from the Record Holder of uncertificated Partnership Interests, such transfer shall be recorded in the Register.
(d)    By acceptance of any Limited Partner Interests pursuant to a transfer in accordance with this Article IV, each transferee of a Limited Partner Interest (including any nominee, or agent or representative acquiring such Limited Partner Interests for the account of another Person or Group) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred to such Person when any such transfer or admission is reflected in the Register and such Person becomes the Record Holder of the Limited Partner Interests so transferred, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) shall be deemed to represent that the transferee has the capacity, power and authority to enter into this Agreement and (iv) shall be deemed to make any consents, acknowledgements or waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.
(e)    Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.7, (iv) with respect to any class or series of Limited Partner Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Limited Partner and (vi) provisions of applicable law, including the Securities Act, Limited Partner Interests shall be freely transferable.
(f)    The General Partner and its Affiliates (including NEE Equity) shall have the right at any time to transfer their Common Units to one or more Persons.
Section 4.6    Transfer of the General Partner’s General Partner Interest. The General Partner may transfer all or any part of its General Partner Interest without the consent of any other Partner; provided, however, that no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (a) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (b) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner under the Delaware Act, (c) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member and (d) the XPLR Partners General Partner consents to such transfer. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership as the General Partner effective immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

Section 4.7    Restrictions on Transfers.
(a)    Notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then-applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation; (iii) create, in the discretion of the General Partner, more than an insignificant risk that the Partnership will be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; or (iv) result in a termination of the Partnership under Code Section 708 unless, prior to such transfer, the transferring Partner agrees to indemnify the Partnership and the other Partners for any adverse tax consequences caused as a result of such termination. The Partnership may issue stop transfer instructions to any Transfer Agent in order to implement any restriction on transfer contemplated by this Agreement.
(b)    The General Partner may impose restrictions on the transfer of Partnership Interests, including by requiring the General Partner’s prior written consent for any transfer (which consent may be withheld in the discretion of the General Partner), if it receives written advice of counsel that such restrictions are necessary or advisable to (i) avoid a significant risk of the Partnership’s becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes (to the extent not already so treated or taxed) or (ii) preserve the uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may impose such restrictions by amending this Agreement. Notwithstanding the foregoing, any restriction imposed by the General Partner under this Section 4.7(b) shall be made at the direction of the Manager pursuant to the Management Services Agreement for so long as the Management Services Agreement remains in effect; provided, however, that any such restriction shall not be imposed with respect to any class of Units if it would materially adversely affect the Unitholders of such class.
(c)    Each certificate or book entry evidencing Partnership Interests shall bear a conspicuous legend in substantially the following form:
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP (FORMERLY KNOWN AS NEXTERA ENERGY OPERATING PARTNERS, LP) THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE, (C) CAUSE XPLR INFRASTRUCTURE OPERATING PARTNERS, LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES, OR (D) RESULT IN A

TERMINATION OF THE PARTNERSHIP UNDER INTERNAL REVENUE CODE OF 1986, AS AMENDED, SECTION 708 UNLESS, PRIOR TO SUCH TRANSFER, THE TRANSFERRING PARTNER AGREES TO INDEMNIFY THE PARTNERSHIP AND THE OTHER PARTNERS FOR ANY ADVERSE TAX CONSEQUENCES CAUSED AS A RESULT OF SUCH TERMINATION. THE GENERAL PARTNER OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP.
ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS
Section 5.1    Capital Contributions. Neither the General Partner nor any Limited Partner will be required to make any additional Capital Contribution to the Partnership pursuant to this Agreement.
Section 5.2    Interest and Withdrawal. No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Act.
Section 5.3    Capital Accounts.
(a)    The Partnership shall maintain for each Partner owning a Partnership Interest a separate Capital Account with respect to such Partner in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). The Capital Account shall in respect of each such Partner be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 5.3(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest and (y) all items of Partnership deduction and loss computed in accordance with Section 5.3(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.
(b)    For purposes of computing the amount of any item of income, gain, loss or deduction that is to be allocated pursuant to Article VI and is to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:
(i)    All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.
(ii)    Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.
(iii)    An item of income of the Partnership that is described in Section 705(a)(1)(B) of the Code (with respect to items of income that are exempt from tax) shall be treated as an item of income for the purpose of this Section 5.3(b), and an item of expense of the Partnership that is described in Section 705(a)(2)(B) of the Code (with respect to expenditures that are not deductible and not chargeable to capital accounts), shall be treated as an item of deduction for the purpose of this Section 5.3(b).
(iv)    In lieu of the depreciation, amortization and other cost recovery deductions taken into account for federal income tax purposes, there shall be taken into account Depreciation for such taxable period, computed in accordance with the definition of Depreciation contained herein.
(v)    The Gross Liability Value of each Liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Carrying Values. The amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such Liability of the Partnership) or an item of gain (if the adjustment decreases the Carrying Value of such Liability of the Partnership).
(vi)    In the event the Carrying Value of any Partnership asset is adjusted pursuant to Section 5.3(d), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property for purposes of this Section 5.3(b).
(c)    The transferee of a Partnership Interest shall succeed to a Pro Rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.
(d)    In accordance with, and upon the occurrence of any event described in, Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the Carrying Value of each Partnership property immediately prior to such event may, in the discretion of the General Partner, be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property. Without limiting the foregoing, the Carrying Value of any Partnership property distributed to any Partner shall be adjusted to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property. In determining such Unrealized Gain or Unrealized Loss for purposes of this Section 5.3(d), the fair market value of any Partnership property (including cash or cash equivalents) immediately prior to any adjustment made pursuant to this Section 5.3(d) shall be determined by the General Partner using such method of valuation as it may adopt.
Section 5.4    Issuances of Additional Partnership Interests.
(a)    The Partnership may issue additional Partnership Interests (other than General Partner Interests) and Derivative Partnership Interests for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.
(b)    Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Interests), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest; (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by Certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Interest; and (viii) the right, if any, of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Interest.
(c)    The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Interests and Derivative Partnership Interests pursuant to this Section 5.4, (ii) reflecting admission of such additional Limited Partners in the Register as the Record Holders of such Limited Partner

Interests and (iii) all additional issuances of Partnership Interests. The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Interests being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Interests, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Interests are listed or admitted to trading.
(d)    No additional Common Units shall be issued to XPLR Partners unless (i) the additional Common Units are issued to all Partners holding Common Units in proportion to their respective Percentage Interests in the Common Units, (ii) (a) the additional Common Units are Common Units issued in connection with an issuance of XPLR Partners Common Units and (b) XPLR Partners contributes to the Partnership the cash proceeds or other consideration received in connection with the issuance of such XPLR Partners Common Units, (iii) the additional Common Units are issued upon the conversion, redemption or exchange of other securities issued by the Partnership or (iv) the additional Common Units are issued pursuant to Section 5.5 or Section 5.6.
(e)    No additional Non-Voting Common Units shall be issued to XPLR Partners unless (i) the additional Non-Voting Common Units are issued to all Partners holding Non-Voting Common Units in proportion to their respective Percentage Interests in the Non-Voting Common Units, or (ii) such additional Non-Voting Common Units are issued in connection with an issuance of XPLR Partners Non-Voting Common Units and XPLR Partners contributes to the Partnership the cash proceeds or other consideration received in connection with the issuance of such XPLR Partners Non-Voting Common Units.
(f)    No fractional Units shall be issued by the Partnership.
Section 5.5    Issuances of Securities by XPLR Partners. XPLR Partners shall not issue any XPLR Partners Non-Voting Common Units or any additional XPLR Partners Common Units unless XPLR Partners contributes the cash proceeds or other consideration received from the issuance of such XPLR Partners Non-Voting Common Units or additional XPLR Partners Common Units, as applicable, in exchange for a number of Non-Voting Common Units or Common Units, respectively, that is equal to the number of XPLR Partners Non-Voting Common Units or additional XPLR Partners Common Units so issued; provided, however, that, notwithstanding the foregoing, XPLR Partners may issue XPLR Partners Common Units (a) pursuant to Section 5.6 or pursuant to the Exchange Agreement or (b) pursuant to a distribution (including any split or combination) of XPLR Partners Common Units to all of the holders of XPLR Partners Common Units; provided, further, that, notwithstanding the foregoing, XPLR Partners may issue XPLR Partners Non-Voting Common Units pursuant to a distribution (including any split or combination) of XPLR Partners Non-Voting Common Units to all of the holders of XPLR Partners Non-Voting Common Units. In the event that XPLR Partners issues any XPLR Partners Non-Voting Common Units or any additional XPLR Partners Common Units and contributes the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is authorized to issue a number of Non-Voting Common Units or Common Units, respectively, equal to the number of XPLR Partners Non-Voting Common Units or XPLR Partners Common Units, as applicable, so issued without any further act, approval, or vote of any Partner or any other Persons.
Section 5.6    Unit Option Plans.
(a)    If at any time or from time to time, in connection with any Unit Option Plan, an option to purchase XPLR Partners Common Units granted to a Person other than a Partnership Employee is duly exercised:
(i)    XPLR Partners, shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to XPLR Partners by such exercising party in connection with the exercise of such unit option.
(ii)    Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 5.6(a)(i), XPLR Partners shall be deemed to have contributed to the Partnership as a Capital Contribution an amount equal to the Market Value of an XPLR Partners Common Unit as of the date of exercise multiplied by the number of XPLR Partners Common Units then being issued in connection with the exercise of such unit option. In exchange for such Capital Contribution, the Partnership shall issue a number of Common Units to XPLR Partners equal to the number of XPLR Partners Common Units issued in connection with the exercise of such unit option.
(b)    If at any time or from time to time, in connection with any Unit Option Plan, an option to purchase XPLR Partners Common Units granted to a Partnership Employee is duly exercised:
(i)    XPLR Partners shall sell to the Partnership, and the Partnership shall purchase from XPLR Partners, the number of XPLR Partners Common Units as to which such unit option is being exercised. The purchase price per XPLR Partners Common Unit for such sale of XPLR Partners Common Units to the Partnership shall be the Market Value of an XPLR Partners Common Unit as of the date of exercise of such unit option.
(ii)    The Partnership shall sell to the Optionee (or if the Optionee is an employee of a Group Member other than the Partnership, the Partnership shall sell to such Group Member, which in turn shall sell to the Optionee), for a cash price per share equal to the Market Value of an XPLR Partners Common Unit at the time of the exercise, the number of XPLR Partners Common Units equal to (a) the exercise price paid to XPLR Partners by the exercising party in connection with the exercise of such unit option divided by

(b) the Market Value of an XPLR Partners Common Unit at the time of such exercise.
(iii)    The Partnership shall transfer to the Optionee (or if the Optionee is an employee of another Group Member, the Partnership shall transfer to such Group Member, which in turn shall transfer to the Optionee) at no additional cost, as additional compensation, the number of XPLR Partners Common Units equal to the number of XPLR Partners Common Units described in Section 5.6(b)(i) less the number of XPLR Partners Common Units described in Section 5.6(b)(ii) hereof.
(iv)    XPLR Partners shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by XPLR Partners in connection with the exercise of such unit option. In exchange for such Capital Contribution, the Partnership shall issue a number of Common Units to XPLR Partners equal to the number of XPLR Partners Common Units issued in connection with the exercise of such unit option.
(c)    Restricted Units Granted to Partnership Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Unit Option Plan), any XPLR Partners Common Units are issued to a Partnership Employee (including any XPLR Partners Common Units that are subject to forfeiture in the event such Partnership Employee terminates his employment by the Partnership or another Group Member) in consideration for services performed for the Partnership or such other Group Member:
(i)    XPLR Partners shall issue such number of XPLR Partners Common Units as are to be issued to the Partnership Employee in accordance with the Equity Plan;
(ii)    The following events will be deemed to have occurred: (a) XPLR Partners shall be deemed to have sold such XPLR Partners Common Units to the Partnership (or if the Partnership Employee is an employee or other service provider of another Group Member, to such Group Member) for a purchase price equal to the Market Value of such XPLR Partners Common Units, (b) the Partnership (or such Group Member) shall be deemed to have delivered the XPLR Partners Common Units to the Partnership Employee, (c) XPLR Partners shall be deemed to have contributed the purchase price to the Partnership as a Capital Contribution, and (d) in the case where the Partnership Employee is an employee of another Group Member, the Partnership shall be deemed to have contributed such amount to the capital of such Group Member; and
(iii)    The Partnership shall issue to XPLR Partners a number of Common Units equal to the number of newly issued XPLR Partners

Common Units in consideration for a deemed Capital Contribution in an amount equal to (x) the number of newly issued Common Units, multiplied by the Market Value of an XPLR Partners Common Unit at such time.
(d)    Restricted Units Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Unit Option Plan), any XPLR Partners Common Units are issued to a Person other than a Partnership Employee in consideration for services performed for XPLR Partners, the XPLR Partners General Partner or a Group Member:
(i)    XPLR Partners shall issue such number of XPLR Partners Common Units as are to be issued to such Person in accordance with the Equity Plan; and
(ii)    XPLR Partners shall be deemed to have contributed the Market Value of such XPLR Partners Common Units to the Partnership as a Capital Contribution, and the Partnership shall issue to XPLR Partners a number of newly issued Common Units equal to the number of newly issued XPLR Partners Common Units divided.
(e)    Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner, XPLR Partners or the XPLR Partners General Partner from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the General Partner, XPLR Partners, the Partnership, the XPLR Partners General Partner or any of their Affiliates. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the General Partner, XPLR Partners or the XPLR Partners General Partner, amendments to this Section 5.6 may become necessary or advisable and that any approval or consent to any such amendments requested by the General Partner or XPLR Partners shall be deemed granted.
(f)    The Partnership is expressly authorized to issue Common Units in the numbers specified in this Section 5.6 without any further act, approval or vote of any Partner or any other Persons.
Section 5.7    Limited Preemptive Right. Except as provided in this Section 5.7 or as otherwise provided in a separate agreement by the Partnership, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interest, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Interests from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Interests to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Interests.
Section 5.8    Splits and Combinations.

(a)    Subject to Section 5.8(d) and Section 6.6 (dealing with adjustments of the Minimum Quarterly Distribution), the Partnership may make a Pro Rata distribution of Partnership Interests to all Record Holders or may effect a subdivision or combination of Partnership Interests so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted, provided, however, that the Partnership may not effect a subdivision or combination of Partnership Interests described in this Section 5.8(a) unless XPLR Partners also effects an equivalent subdivision or combination, as determined by the General Partner.
(b)    Whenever such a distribution, subdivision or combination of Partnership Interests is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least twenty (20) days prior to such Record Date to each Record Holder as of a date not less than ten (10) days prior to the date of such notice (or such shorter periods as required by applicable law). The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.
(c)    Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates or uncertificated Partnership Interests to the Record Holders of Partnership Interests as of the applicable Record Date representing the new number of Partnership Interests held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Interests Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of Partnership Interests represented by Certificates, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.
(d)    The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.4(e) and this Section 5.8(d), each fractional Unit shall be rounded to the nearest whole Unit (with fractional Units equal to or greater than a 0.5 Unit being rounded to the next higher Unit).
Section 5.9    Redemption, Repurchase or Forfeiture of XPLR Partners Non-Voting Common Units and XPLR Partners Common Units. If, at any time, any XPLR Partners Non-Voting Common Units or XPLR Partners Common Units are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, upon forfeiture of any award granted under any Equity Plan, automatically or by means of another arrangement) by XPLR Partners, then, immediately prior to such redemption, repurchase or acquisition of such XPLR Partners Non-Voting Common Units or XPLR Partners Common Units, the Partnership shall redeem a number of Non-Voting Common Units or Common Units, as applicable, held by XPLR Partners equal to the number of XPLR Partners Non-Voting Common Units or XPLR Partners Common

Units, as applicable, so redeemed, repurchased or acquired, such redemption, repurchase or acquisition to be upon the same terms and for the same price per Non-Voting Common Unit or Common Unit as such XPLR Partners Non-Voting Common Units or XPLR Partners Common Units, as applicable, that are redeemed, repurchased or acquired.
Section 5.10    Fully Paid and Non-Assessable Nature of Limited Partner Interests. All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Act.
Section 5.11    Establishment of Series A Preferred Units.
(a)    Definitions.
“Capital Distribution Basket” means, at the time of determination, (i) an amount equal to four times the total distributions to the Common Unitholders and Non-Voting Common Units under this Agreement for the preceding Quarter less (ii) the sum of (x) any amounts previously distributed by the Partnership to Common Unitholders and Non-Voting Common Units under this Agreement from Capital Surplus on or following the date of the XPLR Partners Series A Purchase Agreement and (y) any amounts previously distributed by XPLR Partners to the XPLR Partners Common Unitholders and XPLR Partners Non-Voting Common Units under the XPLR Partners Partnership Agreement from Capital Proceeds (as defined in the XPLR Partners Partnership Agreement) on or following the date of the XPLR Partners Series A Purchase Agreement; provided that if during the preceding Quarter, there was a distribution by the Partnership or XPLR Partners that reduced the Capital Distribution Basket, the amount in clause (i) shall be determined by reference to the last preceding Quarter during which no such distributions were made.
“Initial Distribution Period” means, with respect to a Series A Preferred Unit, the period commencing on the date of issuance of such Series A Preferred Unit and ending on the third anniversary thereof; provided that the Initial Distribution Period with respect to a Series A PIK Unit shall be deemed to be the same as that of the Series A Preferred Unit on which the Series A PIK Unit is paid.
“Series A Conversion Rate” means the rate necessary to achieve the economic equivalent of the XPLR Partners Series A Conversion Rate in effect and as applicable at the time of such conversion.
“Series A Conversion Unit” means a Common Unit issued upon conversion of a Series A Preferred Unit pursuant to Section 5.11(b)(vi). Immediately upon such issuance, each Series A Conversion Unit shall be considered a Common Unit for all purposes hereunder.
“Series A Converting Unitholder” means a Series A Preferred Unitholder whose Series A Preferred Units are converted in accordance with Section 5.11(b)(vi).

“Series A Distribution Amount” means (a) with respect to any Quarter ending on or before the end of the Initial Distribution Period for a Series A Preferred Unit, an amount per Quarter per Series A Preferred Unit equal to $0.4413; (b) with respect to any Quarter ending after the end of the Quarter during which the Initial Distribution Period ends for a Series A Preferred Unit, an amount per Quarter per Series A Preferred Unit equal to the greater of (i) the amount set forth in clause (a) and (ii) the amount of distributions for such Quarter that would have been payable with respect to such Series A Preferred Unit if such Series A Preferred Unit had converted immediately prior to the Record Date for such Quarter in respect of which such distributions are being paid into the number of Common Unit(s) into which such Series A Preferred Unit would be convertible at the then-applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units are then convertible); and (c) with respect to the Quarter during which the Initial Distribution Period ends, a prorated amount based on the date that the Initial Distribution Period ends, which amount shall equal the sum of (i) the amount set forth in clause (a) of this paragraph, multiplied by a fraction, the numerator of which equals the number of days in such Quarter commencing on the start of the applicable Quarter and ending on, and including, the last day of the Initial Distribution Period, and the denominator of which equals the total number of days in such Quarter, and (ii) the amount determined as provided in clause (b) of this paragraph, multiplied by a fraction, the numerator of which equals the number of days in such Quarter commencing on the day following the last day of the Initial Distribution Period and ending on, and including, the last day of such Quarter, and the denominator of which equals the total number of days in such Quarter; provided, however, that the Series A Distribution Amount for the Quarter during which the Initial Distribution Period commences shall be prorated for such period, and shall equal the amount calculated by multiplying the amount set forth in clause (a) of this paragraph by a fraction, the numerator of which equals the number of days in such Quarter commencing on the applicable issuance date and ending on, and including, the last day of such Quarter, and the denominator of which equals the total number of days in such Quarter.
“Series A Distribution Payment Date” has the meaning assigned to such term in Section 5.11(b)(i)(A).
“Series A Initial Issuance Date” means the date on which Series A Preferred Units are first issued to XPLR Partners.
“Series A Issue Price” means $39.2253 per Series A Preferred Unit.
“Series A Junior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests and distributions upon liquidation of the Partnership, ranks junior to the Series A Preferred Units, including Common Units and Non-Voting Common Units, but excluding any Series A Parity Securities and Series A Senior Securities.
“Series A Parity Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions upon liquidation of the Partnership, ranks pari passu with (but not senior to) the Series A Preferred Units.

“Series A PIK Payment Date” has the meaning assigned to such term in Section 5.11(b)(i)(E).
“Series A PIK Units” means any Series A Preferred Units issued pursuant to a Series A Quarterly Distribution in accordance with Section 5.11(b)(i).
“Series A Preferred Unitholder” means a Record Holder of Series A Preferred Units.
“Series A Preferred Units” means any Units designated as “Series A Convertible Preferred Units” and issued pursuant to Section 5.11, including any Units issued under Section 5.11(b)(ii) and any Series A PIK Units.
“Series A Quarterly Distribution” has the meaning assigned to such term in Section 5.11(b)(i)(A).
“Series A Senior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions upon liquidation of the Partnership, ranks senior to the Series A Preferred Units.
“Series A Unpaid Distributions” has the meaning assigned to such term in Section 5.11(b)(i)(B).
“XPLR Partners Series A Conversion Notice” has the meaning assigned to such term in Section 5.11(b)(vi)(C).
“XPLR Partners Series A Conversion Rate” means the conversion rate applicable to an XPLR Partners Series A Preferred Unit pursuant to the XPLR Partners Partnership Agreement, as adjusted pursuant to the same.
“XPLR Partners Series A Conversion Unit” means an XPLR Partners Common Unit issued upon conversion of an XPLR Partners Series A Preferred Unit pursuant to the XPLR Partners Partnership Agreement.
“XPLR Partners Series A Forced Conversion Notice” has the meaning assigned to such term in Section 5.11(b)(vi)(C).
“XPLR Partners Series A Preferred Units” means limited partner interests in XPLR Partners having the rights and obligations specified with respect to “Series A Preferred Units” in the XPLR Partners Partnership Agreement.
“XPLR Partners Series A Purchase Agreement” means the Series A Preferred Unit Purchase Agreement, dated as of June 20, 2017, by and among XPLR Partners and the purchasers of XPLR Partners Series A Preferred Units thereunder, as may be amended from time to time.
(b)    Rights of Series A Preferred Units. There is hereby created a class of Units designated as “Series A Convertible Preferred Units,” with the designations, preferences and relative, participating, optional or other special rights, powers and duties as set forth in this Section 5.11 and elsewhere in this Agreement.
(i)    Distributions.
(A)    Subject to Section 5.11(b)(i)(B), commencing with the Quarter that includes the Series A Initial Issuance Date, subject to Section 5.11(b)(i)(D), the Record Holders of the Series A Preferred Units as of the applicable Record Date for each Quarter shall be entitled to receive, in respect of each Outstanding Series A Preferred Unit, cumulative distributions in respect of such Quarter equal to the sum of (1) the Series A Distribution Amount for such Quarter and (2) any Series A Unpaid Distributions (collectively, a “Series A Quarterly Distribution”).
With respect to any Quarter (or portion thereof for which a Series A Quarterly Distribution is due) ending on or before the end of the Initial Distribution Period for a Series A Preferred Unit, such Series A Quarterly Distribution shall be paid, as determined by the General Partner, in Series A PIK Units or in cash, or in a combination of Series A PIK Units and cash; provided, however, that the Partnership and XPLR Partners must effect all distributions on corresponding Series A Preferred Units and XPLR Partners Series A Preferred Units on an equivalent and consistent basis; and XPLR Partners agrees that it will pay and elect to pay all distributions on the corresponding XPLR Partners Series A Preferred Units in cash or in kind on an equivalent basis consistent with the determination made by the General Partner of the Partnership.
For any Quarter ending after the end of the Initial Distribution Period for a Series A Preferred Unit, each Series A Quarterly Distribution on such Series A Preferred Unit shall be paid, as determined by the General Partner, in cash or in a combination of Series A PIK Units and cash; provided that, no more than one-ninth (1/9th) of any such Series A Quarterly Distribution shall consist of Series A PIK Units for any Quarter following the Quarter during which the Initial Distribution Period ends; provided, further, that for the Quarter during which the Initial Distribution Period ends, (i) the portion of the Series A Distribution Amount calculated through the end of the Initial Distribution Period shall not be subject to the foregoing one-ninth (1/9th) limitation, and (ii) the portion of the Series A Distribution Amount calculated after the end of the Initial Distribution Period shall be subject to the foregoing one-ninth (1/9th) limitation; and provided, further, that the Partnership and XPLR Partners must effect all distributions on corresponding Series A Preferred Units and XPLR Partners Series A Preferred Units on an equivalent and consistent basis; and XPLR Partners agrees that it will pay and elect to pay all distributions on the corresponding XPLR Partners Series A Preferred Units in cash or in kind on an equivalent basis consistent with the determination made by the General Partner of the Partnership.

If the General Partner elects to pay all or any portion of a Series A Quarterly Distribution in Series A PIK Units, the number of Series A PIK Units to be issued in connection with such Series A Quarterly Distribution shall equal the quotient of (1) the applicable Series A Distribution Amount (or portion thereof to be paid in Series A PIK Units) divided by (2) the Series A Issue Price; provided that instead of issuing any fractional Series A PIK Unit, the Partnership shall round the number of Series A PIK Units issued to each Series A Preferred Unitholder down to the nearest whole Series A PIK Unit and pay cash in lieu of any resulting fractional unit (with the amount of such cash payment being based on the value of such fractional Series A PIK Unit, which shall be the product of the Series A Issue Price multiplied by the number of Series A Conversion Units into which such fractional Series A PIK Units would be convertible at the applicable Series A Conversion Rate on such Record Date (without regard to whether any Series A Preferred Units are then convertible)).
Each Series A Quarterly Distribution shall be paid within forty-five (45) days following the end of each Quarter (each such payment date, a “Series A Distribution Payment Date”) and, unless otherwise determined by the General Partner, shall have the same Record Date as established by the Partnership for any distribution to be made by the Partnership on other Partnership Interests in respect of such Quarter. For the avoidance of doubt, subject to Section 5.11(b)(i)(D), distributions on the Series A Preferred Units shall be subject to the provisions of Section 6.4.
(B)    If the Partnership fails to pay in full the Series A Distribution Amount of any Series A Quarterly Distribution (in cash or Series A PIK Units) when due for any Quarter during the applicable Initial Distribution Period, then the Series A Preferred Unitholders entitled to such unpaid Series A Quarterly Distribution shall be deemed to have nonetheless received such Series A Quarterly Distribution in Series A PIK Units and, accordingly, shall have all other rights under this Agreement as if such Series A PIK Units had, in fact, been issued on the date such distribution was due. If the Partnership fails to pay in full the Series A Distribution Amount of any Series A Quarterly Distribution (in cash or Series A PIK Units) in accordance with Section 5.11(b)(i)(A) when due for any Quarter following the applicable Initial Distribution Period, then (1) the Series A Preferred Unitholders entitled to such unpaid Series A Quarterly Distribution shall be deemed to have nonetheless received one-ninth (1/9th) of such Series A Quarterly Distribution in Series A PIK Units and, accordingly, shall have all other rights under this Agreement as if such Series A PIK Units had, in fact, been issued on the date such distribution was due and (2) from and after the first date of such failure and continuing until such failure is cured by payment in full in cash of all such arrearages (which arrearages shall exclude, for the avoidance of doubt, the Series A PIK Units deemed received under the immediately preceding clause (1)), (x) the amount of such unpaid cash distributions (on a per Series A Preferred Unit basis, “Series A Unpaid Distributions”) unless and until paid will accrue and accumulate from and including the first day of the Quarter immediately following the Quarter in respect of which such payment is due until paid in full and (y) the Partnership shall not be permitted to, and shall not, declare or make, any distributions, redemptions or repurchases in respect of any Series A Junior Securities or Series A Parity Securities (including, for the avoidance of doubt, with respect to the Quarter for which the Partnership first failed to pay in full any such cash Series A Distribution Amount when due); provided, however, that pro rata distributions may be declared and paid on the Series A Preferred Units and the Series A Parity Securities in amounts per Series A Preferred Unit and Series A Parity Security that bear to each other the same ratio that accrued and accumulated distributions per Series A Preferred Unit and Series A Parity Security bear to each other.
(C)    The aggregate Series A Distribution Amount (excluding any portion paid in Series A PIK Units) shall be paid out of Available Cash and, for the avoidance of doubt, shall be paid in accordance with Section 6.4.
(D)    Notwithstanding anything in this Section 5.11(b)(i) to the contrary, with respect to any Series A Preferred Unit that is converted into a Common Unit, (1) with respect to a distribution to be made to Record Holders as of the Record Date preceding such conversion, the Record Holder as of such Record Date of such Series A Preferred Unit shall be entitled to receive such distribution in respect of such Series A Preferred Unit on the corresponding Series A Distribution Payment Date, but shall not be entitled to receive such distribution in respect of the Common Units into which such Series A Preferred Unit was converted on the payment date thereof, and (2) with respect to a distribution to be made to Record Holders as of any Record Date following such conversion, the Record Holder as of such Record Date of the Common Units into which such Series A Preferred Unit was converted shall be entitled to receive such distribution in respect of such converted Common Units on the payment date thereof, but shall not be entitled to receive such distribution in respect of such Series A Preferred Unit on the corresponding Series A Distribution Payment Date. For the avoidance of doubt, if a Series A Preferred Unit is converted into Common Units pursuant to the terms hereof following a Record Date but prior to the corresponding Series A Distribution Payment Date, then the Record Holder of such Series A Preferred Unit as of such Record Date shall nonetheless remain entitled to receive on the Series A Distribution Payment Date a distribution in respect of such Series A Preferred Unit pursuant to Section 5.11(b)(i)(A) and, until such distribution is received, Section 5.11(b)(i)(B) shall continue to apply, but shall not be entitled to receive such distribution in respect of the Common Units into which such Series A Preferred Unit was converted on the Series A Distribution Payment Date.

(E)    When any Series A PIK Units are payable to a Series A Preferred Unitholder pursuant to this Section 5.11, the Partnership shall issue the Series A PIK Units to such holder in accordance with Section 5.11(b)(i)(A) (the date of issuance of such Series A PIK Units, the “Series A PIK Payment Date”). On the Series A PIK Payment Date, the Partnership shall have the option to (1) issue to such Series A Preferred Unitholder a certificate or certificates for the number of Series A PIK Units to which such Series A Preferred Unitholder shall be entitled, or (2) cause the Transfer Agent to make a notation in book entry form in the books of the Partnership.
(ii)    Issuance of the Series A Preferred Units. The Series A Preferred Units shall be issued by the Partnership pursuant to the terms and conditions of an equity purchase or contribution agreement or otherwise as provided in this Agreement.
(iii)    Voting Rights.
(A)    The Outstanding Series A Preferred Units shall have voting rights that are identical to the voting rights of the Common Units and shall vote with the Common Units as a single class, so that each Outstanding Series A Preferred Unit will be entitled to one vote for each Common Unit into which such Series A Preferred Unit would be convertible at the then applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units are then convertible) on each matter with respect to which each Record Holder of a Common Unit is entitled to vote. Each reference in this Agreement to a vote of Record Holders of Common Units shall be deemed to be a reference to the Record Holders of Common Units and Series A Preferred Units, voting together as a single class during any period in which any Series A Preferred Units are Outstanding.
(B)    Notwithstanding any other provision of this Agreement, the Partnership shall not declare or pay distributions from Capital Surplus in any given Quarter that exceed an amount equal to the then available Capital Distribution Basket.
(iv)    No Series A Senior Securities; Series A Parity Securities. The Partnership shall not, without the consent of a majority of the Outstanding Series A Preferred Units, issue any (A) Series A Senior Securities (or amend the provisions of any class of Partnership Interests to make such class of Partnership Interests a class of Series A Senior Securities) or (B) Series A Parity Securities (or amend the provisions of any class of Partnership Interests to make such class of Partnership Interests a class of Series A Parity Securities) or Series A Preferred Units; provided that, without the consent or vote of any of the Outstanding Series A Preferred Unitholders (but without prejudice to their rights under Section 5.11(b)(iii)(A)), the Partnership may issue after the Series A Initial

Issuance Date additional Series A Preferred Units or Series A Parity Securities if, when and to the same extent that XPLR Partners may issue corresponding XPLR Partners Series A Preferred Units or XPLR Partners Series A Parity Securities under the XPLR Partners Partnership Agreement.
XPLR Partners shall not issue any additional XPLR Partners Series A Preferred Units or XPLR Partners Series A Parity Securities unless XPLR Partners contributes the cash proceeds or other consideration received from the issuance of such additional XPLR Partners Series A Preferred Units or XPLR Partners Series A Parity Securities to the Partnership in exchange for an equivalent number of Series A Preferred Units or Series A Parity Securities, as applicable. In the event that XPLR Partners issues any additional XPLR Partners Series A Preferred Units or XPLR Partners Series A Parity Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is authorized to issue, and shall issue, a number of Series A Preferred Units or Series A Parity Securities, as applicable, equal to the number of XPLR Partners Series A Preferred Units or XPLR Partners Series A Parity Securities so issued without any further act, approval or vote of any Partner or any other Persons.
Subject to Section 5.11(b)(vi)(E), the Partnership may, without any consent or vote of the holders of Outstanding Series A Preferred Units (but without prejudice to their rights under Section 5.11(b)(iii)(A)), issue the Series A PIK Units contemplated by this Agreement or create (by reclassification or otherwise) and issue Series A Junior Securities in an unlimited amount.
(v)    Legends. Each certificate or book entry evidencing a Series A Preferred Unit shall bear a conspicuous legend in substantially the form set forth in Exhibit C of this Agreement.
(vi)    Conversion.
(A)    The Series A Preferred Units shall be converted into Series A Conversion Units automatically if, when and to the same extent as the corresponding XPLR Partners Series A Preferred Units are converted into XPLR Partners Series A Conversion Units pursuant to the XPLR Partners Partnership Agreement, and the Partnership is authorized to issue, and shall issue, a number of Series A Conversion Units equal to the number of XPLR Partners Series A Conversion Units so issued without any further act, approval or vote of any Partner or any other Persons.
(B)    Immediately upon the issuance of Common Units as a result of any conversion of Series A Preferred Units, subject to Section 5.11(b)(i)(D), all rights of the Series A Converting Unitholder with respect to such Series A Preferred Units shall cease, including any further accrual of distributions, and such Series A Converting Unitholder thereafter shall be treated for all purposes as the owner of Common Units. Fractional Common Units shall not be issued to any Person pursuant to this Section 5.11(b)(vi)(A) (each fractional Common Unit shall be rounded down with the remainder being paid an amount in cash equal to the amount of cash paid with respect to any fractional corresponding XPLR Partners Common Units).
(C)    Conversion Notice. XPLR Partners shall promptly notify the Partnership upon receipt of written notice from an XPLR Partners Series A Converting Unitholder stating that such converting unitholder elects to convert its XPLR Partners Series A Preferred Units pursuant to the XPLR Partners Partnership Agreement (a “XPLR Partners Series A Conversion Notice”). XPLR Partners shall simultaneously notify the Partnership if XPLR Partners gives notice to an XPLR Partners Series A Preferred Unitholder of XPLR Partners’ election to force conversion of XPLR Partners Series A Preferred Units (a “XPLR Partners Series A Forced Conversion Notice”).
(D)    Timing. XPLR Partners and the Partnership agree to use commercially reasonable efforts to accomplish the objectives of this Section 5.11(b)(vi) on the time frames and in the manner contemplated in the corresponding provisions of the XPLR Partners Partnership Agreement. Subject to Section 5.11(b)(i)(D), upon issuance of Series A Conversion Units to the Series A Converting Unitholder, all rights under the converted Series A Preferred Units shall cease, and such Series A Converting Unitholder shall be treated for all purposes as the Record Holder of such Series A Conversion Units.
(E)    Distributions, Combinations, Subdivisions and Reclassifications by XPLR Partners. If, when and to the same extent that the XPLR Partners Series A Conversion Rate, the XPLR Partners Series A Issue Price or any other term(s) of the XPLR Partners Series A Preferred Units are adjusted under or pursuant to Section 5.8(b)(vi)(E) of the XPLR Partners Partnership Agreement, the Series A Conversion Rate, Series A Issue Price or other corresponding term(s) of the Partnership’s Series A Preferred Units shall be simultaneously and automatically adjusted in a manner that achieves the economic equivalent adjustment with respect to the Partnership’s Series A Preferred Units, without any further act, approval or vote of any Partner or any other Persons. Such adjustments shall be made successively if, when and to the same extent as provided in the XPLR Partners Partnership Agreement.
(F)    No Adjustments for Certain Items. The limitations on adjustments to the XPLR Partners Series A Preferred Units under Section 5.8(b)(vi)(F) of the XPLR Partners Partnership Agreement shall apply to the Partnership’s Series A Preferred Units on a corresponding and equivalent basis.

(vii)    Series A Change of Control. If a Series A Change of Control (as defined in the XPLR Partners Partnership Agreement) occurs:
(A)    If the corresponding XPLR Partners Series A Preferred Units are converted under or pursuant to the XPLR Partners Partnership Agreement, the Series A Preferred Units shall be converted automatically if, when and to the same extent as the corresponding XPLR Partners Series A Preferred Units are so converted, without any further act, approval or vote of any Partner or any other Persons.
(B)    If the corresponding XPLR Partners Series A Preferred Units continue to be held after the Series A Change of Control pursuant to the XPLR Partners Partnership Agreement, the Series A Preferred Units shall continue to be held by XPLR Partners.
(C)    If the corresponding XPLR Partners Series A Preferred Units are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, by forfeiture, automatically or by means of another arrangement) by XPLR Partners, or if the corresponding XPLR Partners Series A Preferred Units are exchanged for a Series A Substantially Equivalent Unit (as defined in the XPLR Partners Partnership Agreement), then, immediately prior to such redemption, repurchase or acquisition of XPLR Partners Series A Preferred Units, or immediately prior to such exchange for a Series A Substantially Equivalent Unit, as applicable, the Partnership shall redeem a number of Series A Units held by XPLR Partners equal to the number of XPLR Partners Series A Units so redeemed, repurchased, acquired or exchanged, with such redemption to be upon the same or substantially economically equivalent terms as the redemption, repurchase, acquisition or exchange of such XPLR Partners Series A Preferred Units.
(viii)    Series A Preferred Unit Transfer Restrictions. XPLR Partners shall not transfer any Series A Preferred Units issued to it under this Agreement.
(c)    Amendment. This Section 5.11, Section 6.1(a), Section 6.4, Section 12.4(c) and the Series A Definitions may not be amended or modified except by a written instrument executed by the General Partner and the Series A Preferred Unit Limited Partners holding one hundred percent (100%) of the Series A Preferred Units then outstanding.
(d)    No Third-Party Beneficiaries. Except as specified in Section 18.7 of the Agreement, the terms and provisions of this Section 5.11, Section 6.1(a), Section 6.4, Section 12.4(c) and the Series A Definitions are intended solely for the benefit of the Partners and their respective successors or permitted assigns, and it is not the intention of the General

Partner to confer third-party beneficiary rights upon any other Person by reason of this Section 5.11, Section 6.1(a), Section 6.4, Section 12.4(c) and the Series A Definitions.
Section 5.12    Establishment of Non-Voting Common Units.
(a)    General. There is hereby created a class of Units designated as “Non-Voting Common Units,” with the designations, preferences and relative, participating, optional or other special rights, powers and duties of Non-Voting Common Units as set forth in this Section 5.12 and elsewhere in this Agreement.
(b)    Rights of Non-Voting Common Units. The Non-Voting Common Units shall have the following rights, preferences and privileges and the holders of Non-Voting Common Units shall be subject to the following duties and obligations:
(i)    Distributions.
(A)    Commencing with the Quarter that includes the date on which Non-Voting Common Units are first issued by the Partnership, the Record Holders of the Non-Voting Common Units as of the applicable Record Date for each Quarter shall be entitled to receive, in respect of each outstanding Non-Voting Common Unit, their Pro Rata portion of the distributions made with respect to such Quarter to the holders of Common Units (including Non-Voting Common Units) pursuant to and in accordance with Section 6.4.
(B)    If a Non-Voting Common Unit is converted into a Common Unit pursuant to the terms hereof following a Record Date for a distribution but prior to the payment date of such distribution pursuant to Section 6.4, then the Record Holder of such Non-Voting Common Unit as of such Record Date shall nonetheless remain entitled to receive, on the payment date thereof, such distribution in respect of such Non-Voting Common Unit pursuant to Section 5.12(b)(i)(A) but shall not be entitled to receive any distribution in respect of the Common Units into which such Non-Voting Common Unit was converted on the payment date of such distribution. For the avoidance of doubt, with respect to a distribution to be made to Record Holders as of any Record Date following such conversion, the Record Holder as of such Record Date of the Common Unit into which such Non-Voting Common Unit was converted shall be entitled to receive such distribution in respect of such converted Common Unit on the payment date thereof pursuant to and in accordance with Section 6.4.
(ii)    Issuance of the Non-Voting Common Units. The Non-Voting Common Units shall be issued by the Partnership pursuant to Section 5.4(e) and Section 5.5.
(iii)    Voting Rights. Except as provided pursuant to Section 13.3 and Section 14.3, the Outstanding Non-Voting Common Units shall have no voting rights on any matter whatsoever under this Agreement, the

Delaware Act or otherwise. To the extent Record Holders of Non-Voting Common Units vote pursuant to Section 13.3 or Section 14.3, each Outstanding Non-Voting Common Unit will be entitled to one vote on any matter with respect to which the Record Holders of Non-Voting Common Units are entitled to vote thereunder.
(iv)    Legends. Each certificate or book entry evidencing a Non-Voting Common Unit shall bear a conspicuous legend in substantially the form set forth in Exhibit D of this Agreement.
(v)    Conversion.
(A)    The Non-Voting Common Units shall be converted into Common Units automatically if, when and to the same extent as the corresponding XPLR Partners Non-Voting Common Units are converted into XPLR Partners Common Units pursuant to the XPLR Partners Partnership Agreement, and the Partnership is authorized to issue, and shall issue, a number of Common Units equal to the number of XPLR Partners Common Units so issued without any further act, approval or vote of any Partner or any other Person.
(B)    Immediately upon the issuance of Common Units as a result of any conversion of Non-Voting Common Units, subject to Section 5.12(b)(i)(B), all rights of the Converting Holder with respect to such Non-Voting Common Units shall cease, including any further accrual of distributions, and such Converting Holder thereafter shall be treated for all purposes as the owner of Common Units.
(C)    XPLR Partners shall promptly notify the Partnership upon receipt of written notice from a holder of XPLR Partners Non-Voting Common Units stating that some or all of such holder’s XPLR Partners Non-Voting Common Units are to be converted into XPLR Partners Common Units pursuant to the XPLR Partners Partnership Agreement.
(D)    XPLR Partners and the Partnership agree to use commercially reasonable efforts to accomplish the objectives of this Section 5.12(b)(v) on the time frames and in the manner contemplated in the corresponding provisions of the XPLR Partners Partnership Agreement. Subject to Section 5.12(b)(i)(B), upon issuance of Common Units to the Converting Holder, all rights under the converted Non-Voting Common Units shall cease, and such Converting Holder shall be treated for all purposes as the Record Holder of such Common Units.
(E)    If, when and to the same extent as any term(s) of the XPLR Partners Non-Voting Common Units are adjusted under or pursuant to Section 5.9(b)(v)(E) of the XPLR Partners Partnership Agreement, the corresponding term(s) of the Partnership’s Non-Voting Common Units shall be simultaneously and automatically adjusted in a manner that achieves the economic equivalent adjustment with respect to the Partnership’s Non-Voting Common Units, without any further act, approval or vote of any Partner or any other Persons. Such adjustments shall be made successively if, when and to the same extent as provided in the XPLR Partners Partnership Agreement.
(F)    The limitations on adjustments to the XPLR Partners Non-Voting Common Units under Section 5.9(b)(v)(F) of the XPLR Partners Partnership Agreement shall apply to the Partnership’s Non-Voting Common Units on a corresponding and equivalent basis.
ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS
Section 6.1    Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss, deduction, and credit (computed in accordance with Section 5.3(b)) for each taxable period shall be allocated among the Partners as provided herein below.
(a)    Net Income and Net Loss. After giving effect to the special allocations set forth in Section 6.1(b), any remaining Net Income or Net Loss shall be allocated among the Partners holding Common Units, Pro Rata.
(b)    Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:
(i)    Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f), 1.704-2(g) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(b), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(b) with respect to such taxable period (other than an allocation pursuant to Section 6.1(b)(v) and Section 6.1(b)(vi)). This Section 6.1(b)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.
(ii)    Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(b)(i)), except as provided in Treasury Regulation

Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(b), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(b) with respect to such taxable period (other than an allocation pursuant to Section 6.1(b)(i), Section 6.1(b)(v) and Section 6.1(b)(vi)). This Section 6.1(b)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(iii)    Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership gross income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, that an allocation pursuant to this Section 6.1(b)(iii) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(b)(iii) were not in this Agreement. This Section 6.1(b)(iii) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(iv)    Gross Income Allocation. In the event any Partner has a deficit balance in its Capital Account at the end of any taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(b)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if Section 6.1(b)(iii) and this Section 6.1(b)(iv) were not in this Agreement.

(v)    Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners Pro Rata. If the General Partner determines that the Partnership’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.
(vi)    Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, the Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.
(vii)    Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners Pro Rata.
(viii)    Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704- 1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.
(ix)    Loss Allocation Limitation. No allocation of Net Loss (or items thereof) shall be made to any Partner to the extent that such allocation would create or increase an Adjusted Capital Account deficit with respect to such Partner. Any amount of Net Loss (or items thereof) that cannot be allocated to a Partner pursuant to this Section 6.1(b)(ix) generally will be allocated among the other Partners in accordance with Section 6.1.
(x)    Series A Preferred. Net Income and Net Loss for any taxable period shall be allocated to the Series A Preferred Unitholders in respect of the Series A Preferred Units in order to give effect to the entitlements of the Series A Preferred Units herein, including Section 5.11, Section 6.4(a), and Section 12.4(c).
(xi)    Class P. The General Partner may, if approved by Class P Majority Approval, allocate, for any taxable period, up to one hundred percent (100%) of any items of income or gain (or any portion thereof) resulting from any Class P Transaction in respect of the Class P Units to the Class P Limited Partners, Pro Rata. In any taxable period that begins at least five (5) years after the taxable period for which any allocations are made pursuant to the immediately preceding sentence (a “Class P Offset Period”), the Class P Limited Partners may, but only if approved by, and in such time and such manner as determined by, Class P Majority Approval, be specially allocated up to one hundred percent (100%) (or such lesser portion as may be determined by Class P Majority Approval) of any items of loss or deduction in respect of the Class P Units until the cumulative amount allocated pursuant to this sentence is equal to the aggregate amount of income or gain allocated to Class P Limited Partners pursuant to the immediately preceding sentence in such earlier tax period. The Class P Limited Partners shall deliver notice to the General Partner of any Class P Majority Approval of any such special allocation of items of loss or deduction in respect of the Class P Units pursuant to the immediately preceding sentence during any Class P Offset Period within one hundred fifty (150) days after the close of the applicable tax year to which such special allocation relates. For the avoidance of doubt, no allocations of “book” items shall be made to the Class P Limited Partners in respect of such Class P Units except as set forth in this Section 6.1(b)(xi).
(c)    Other Allocation Provisions.
(i)    [Reserved]
(ii)    Changes in Partnership Interests. If any Partnership Interests are transferred or redeemed, or upon the admission of a new Partner, in accordance with the provisions of this Agreement during any taxable period, the income or loss attributable to such Partnership Interests for such taxable period shall be divided and allocated between the Partners based upon Section 706 of the Code or another permissible method selected by the General Partner.
(iii)    Class-by-Class Allocations. Any allocations made pursuant to Section 6.1(a) and Section 6.1(b), as well as any tax allocations made pursuant to Section 6.2, shall be made on a class-by-class basis.
(iv)    Determinations by the General Partner. All matters concerning the computation of Capital Accounts, the computation and allocation of Net Income (and items thereof) and Net Loss (and items thereof), the allocation of items of income, gain, loss, deduction and expense for tax purposes, and the adoption of any accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the General Partner in its discretion, including, but not limited to, elections pursuant to Section 706 of the Code. Such determination shall be final and conclusive as to all Partners. Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event that the General Partner shall determine, in its discretion, that it is prudent to modify or amend this Agreement in order to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Partners as reflected in this Article VI or to comply with Section 704 of the Code and the Treasury Regulations thereunder, the General Partner may make such modification or amendment, provided that such modification or amendment does not directly or indirectly cause a decrease in the amount of distributions to which a Partner would otherwise be entitled. Notwithstanding anything to the contrary in this Agreement, any determination under this Section 6.1 or Section 6.2 to be made by the General Partner shall be made at the direction of the Manager pursuant to the Management Services Agreement for so long as the Management Services Agreement remains in effect; provided, however, that any such determination shall not be effected with respect to any class of Units if it results in any materially adverse effect on the Unitholders of such class in tax years starting on or after January 1, 2018.
(v)    State Tax Incentives. Notwithstanding anything to the contrary in this Agreement, the General Partner (at the direction of the Manager) shall have the discretion to allocate any state tax incentives 100% to NEE Equity, so long as such allocation does not have a material adverse effect on the Partnership or any class of Unitholders.
Section 6.2    Allocations for Tax Purposes.
(a)    Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss, deduction and credit shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.
(b)    In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners in the manner provided under Section 704(c) of the Code, and the Treasury Regulations promulgated under Section 704(b) and 704(c) of the Code, as determined to be appropriate by the General Partner (taking into account the General Partner’s discretion under Section 6.1(c)(iv)).

(c)    In accordance with Treasury Regulation Sections 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.
(d)    All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.
Section 6.3    Requirement and Characterization of Distributions; Distributions to Record Holders.
(a)    Within forty-five (45) days following the end of each Quarter, an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to Section 6.4 equals the Operating Surplus from the Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall be deemed to be “Capital Surplus.” All distributions required to be made under this Agreement shall be made subject to Sections 17-607 and 17-804 of the Delaware Act.
(b)    Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership, all cash received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.
(c)    The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners, as determined appropriate under the circumstances by the General Partner.
(d)    Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through a Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 6.4    Distributions and Payments of Available Cash from Operating Surplus. Available Cash with respect to any Quarter that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or Section 6.5 shall be distributed or paid in the following order of priority:
(a)    First, as distributions or payments with respect to Series A Preferred Units as required by Section 5.11; and
(b)    Second, to the holders of the Common Units (including, for the avoidance of doubt, all holders of Non-Voting Common Units in accordance with Section 5.12(b)(i)), Pro Rata.
Section 6.5    Distributions of Available Cash from Capital Surplus. Available Cash that is deemed to be Capital Surplus shall be distributed as if it were Operating Surplus.
Section 6.6    Adjustment of Minimum Quarterly Distribution. The Minimum Quarterly Distribution shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Interests in accordance with Section 5.8. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Minimum Quarterly Distribution shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution by a fraction of which the numerator is the Unrecovered Initial Unit Price of the Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Initial Unit Price of the Common Units immediately prior to giving effect to such distribution.
ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS
Section 7.1    Management.
(a)    Except as delegated to the Manager Group as set forth in the Management Services Agreement or as otherwise provided therein or in the XPLR Partners Partnership Agreement, the General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, but without limitation on the ability of the General Partner to delegate its rights and power to other Persons, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner in its capacity as such shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i)    the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into or exchangeable for Partnership Interests, and the incurring of any other obligations;
(ii)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;
(iii)    the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);
(iv)    the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including (A) the financing of the conduct of the operations of the Partnership Group; (B) subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); (C) the repayment or guarantee of obligations of any Group Member; and (D) the making of capital contributions to any Group Member;
(v)    the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract having no recourse against the General Partner or its assets other than its interest in the Partnership, even if the same results in the terms of the transaction are less favorable to the Partnership than would otherwise be the case);
(vi)    the distribution of cash held by the Partnership;
(vii)    the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, internal and outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;
(viii)    the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;
(ix)    the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;
(x)    the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;
(xi)    the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(xii)    the purchase, sale or other acquisition or disposition of Partnership Interests, or the issuance of Derivative Partnership Interests;
(xiii)    the undertaking of any action in connection with the Partnership’s participation in the management of any Group Member; and
(xiv)    the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.
(b)    Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Interests hereby agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XVII) shall not constitute a breach by the General Partner of any duty or any other obligation of any type whatsoever that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.
(c)    Notwithstanding any other provision of this Agreement, the consent of the XPLR Partners General Partner, which may be granted or withheld in its sole discretion, shall be required for the following actions:
(i)    Sale of all or substantially all assets of the Partnership Group as set forth in Section 7.3.
(ii)    Merger, consolidation, or conversion of the Partnership, as set forth in Section 14.2, or the merger, consolidation, or conversion of any other Group Member.

(iii)    Dissolution of the Partnership, as set forth in Section 12.1(b), or the dissolution of any other Group Member.
(iv)    Transfer by the General Partner of all or any part of its General Partner Interest to another Person as set forth in Section 4.6.
(v)    Amendment of this Agreement.
Section 7.2    Certificate of Limited Partnership. The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.3(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.
Section 7.3    Restrictions on the General Partner’s Authority to Sell Assets of the Partnership Group.
Except as provided in Article XII and Article XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions without the approval of the XPLR Partners General Partner and holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.
Section 7.4    Reimbursement of the General Partner.
(a)    Except as provided in the Management Services Agreement and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.
(b)    Subject to the Management Services Agreement, and without duplication, the General Partner and its Affiliates shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner or its Affiliates in connection with managing and operating the Partnership Group’s business and affairs (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7. This provision does not affect the ability of the General Partner and its Affiliates to enter into an agreement to provide services to any Group Member for a fee or otherwise than for cost.
Section 7.5    Outside Activities.
(a)    The General Partner, for so long as it is the General Partner of the Partnership, (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a Limited Partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members or as described in or contemplated by XPLR Partners’ public filings with the Commission or (B) the acquiring, owning or disposing of debt securities or equity interests in any Group Member.
(b)    Subject to the terms of Section 7.5(c), the Right of First Offer Agreement and the Right of First Refusal Agreement, each Unrestricted Person (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise, to any Group Member or any Partner; provided such Unrestricted Person does not engage in such business or activity using confidential or proprietary information provided by or on behalf of the Partnership to such Unrestricted Person. None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, or the partnership relationship established hereby in any business ventures of any Unrestricted Person.
(c)    Subject to the terms of Sections 7.5(a) and Section 7.5(b), the Right of First Offer Agreement and the Right of First Refusal Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Unrestricted Person (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any duty otherwise existing at law, in equity or otherwise, of the General Partner or any other Unrestricted Person for the Unrestricted Persons (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the Unrestricted Persons shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise, to present business opportunities to the Partnership. Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person (including the General Partner). No Unrestricted Person (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership, shall have any duty to communicate or offer such opportunity to the Partnership, and such Unrestricted Person (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other Person bound by this Agreement for breach of any duty otherwise existing at law, in equity or otherwise, by reason of the fact that such Unrestricted Person (including the General Partner) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership, provided such Unrestricted Person does not engage in such business or activity using confidential or proprietary information provided by or on behalf of the Partnership to such Unrestricted Person.
(d)    The General Partner and each of its Affiliates may acquire Units or other Partnership Interests and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units and/or other Partnership Interests acquired by them. The term “Affiliates” when used in this Section 7.5(d) with respect to the General Partner shall not include any Group Member.
Section 7.6    Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.
(a)    The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may charge the borrowing party interest at prevailing rates (including prevailing origination fees) that would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by the General Partner. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.
(b)    The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member); provided, however, that Cash Sweep Withdrawals shall not be subject to this Section 7.6(b).

(c)    No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty or any other obligation of any type whatsoever, expressed or implied, of the General Partner or its Affiliates to the Partnership or the Limited Partners existing hereunder, or existing at law, in equity or otherwise by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed the General Partner’s or its Affiliates’ Percentage Interest of the total amount distributed to all Limited Partners.
Section 7.7    Indemnification.
(a)    To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or omitting or refraining to act) in such capacity on behalf of or for the benefit of the Partnership; provided, that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to any Indemnitee (other than a Group Member) with respect to any such Affiliate’s obligations pursuant to the Transaction Documents. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.
(b)    To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.
(c)    The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under this Agreement, any other agreement, including the Management Services Agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.
(d)    The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(e)    For purposes of this Section 7.7: (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and (iii) action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.
(f)    In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(h)    The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(i)    No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 7.8    Liability of Indemnitees.

(a)    Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, or any other Persons who have acquired interests in the Partnership Interests, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.
(b)    The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such employee or agent appointed by the General Partner in good faith.
(c)    To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.
(d)    Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 7.9    Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.
(a)    Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Outstanding XPLR Partners Common Units (excluding, if the conflict involves the General Partner or any of its Affiliates, XPLR Partners Common Units owned by the General Partner and its Affiliates), (iii) determined by the Board of Directors to be on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) determined by the Board of Directors to be fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval or approval by the holders of XPLR Partners Common Units of such resolution. Notwithstanding the foregoing, the General Partner, for itself and its Affiliates, may also adopt a resolution or course of action that has not received Special Approval or the approval by the holders of XPLR Partners Common Units. Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever the General Partner makes a determination to refer or not to refer any potential conflict of interest to the Conflicts Committee for Special Approval or to seek or not to seek approval by the holders of the XPLR Partners Common Units, the General Partner shall be entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Partnership or any Limited Partner, and the General Partner shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner in making such determination or taking or declining to take such other action shall be permitted to do so in its sole and absolute discretion. If Special Approval is sought, then it shall be presumed that, in making its decision, the Conflicts Committee acted in good faith, and if the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith. In any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging any action by the Conflicts Committee with respect to any matter referred to the Conflicts Committee for Special Approval by the General Partner, any action by the Board of Directors in determining whether the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, the Person bringing or prosecuting such proceeding shall have the burden of overcoming the presumption that the Conflicts Committee or the Board of Directors, as applicable, acted in good faith; in all cases subject to the provisions for conclusive determination in Section 7.9(b). Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interest described in the IPO Registration Statement are hereby approved by all Partners and shall not constitute a breach of this Agreement.
(b)    Whenever the General Partner or the Board of Directors, or any committee thereof (including the Conflicts Committee), makes a determination or takes or declines to take any other action, or any Affiliate of the General Partner causes the General Partner to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement, then, unless another express standard is provided for in this Agreement, the General Partner, such Board of Directors or such committee or such Affiliates causing the General Partner to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards (including fiduciary standards) imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement, if the Person or Persons making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction is in the best interests of the Partnership Group; provided, that if the Board of Directors is making a determination or taking or declining to take an action pursuant to clause (iii) or clause (iv) of the first sentence of Section 7.9(a), then in lieu thereof, such determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement if the members of the Board of Directors making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction meets the standard set forth in clause (iii) or clause (iv) of the first sentence of Section 7.9(a), as applicable.
(c)    Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Partnership or any Limited Partner, and the General Partner, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the Person or Persons making such determination or taking or declining to take such other action shall be permitted to do so in their sole and absolute discretion. By way of illustration and not of limitation, whenever the phrase, “the General Partner at its option,” or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity.
(d)    The General Partner’s organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if the General Partner is a limited liability company, by its stockholders, if the General Partner is a corporation, or by the members or stockholders of the General Partner’s general partner, if the General Partner is a partnership.
(e)    Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be at its option.

(f)    Except as expressly set forth in this Agreement or required by the Delaware Act, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee. Notwithstanding the foregoing, nothing herein shall eliminate or limit (i) the express contractual provisions set forth herein or (ii) the implied contractual covenant of good faith and fair dealing.
(g)    The Unitholders shall be deemed to have authorized the General Partner, on behalf of the Partnership as a general partner or managing member of a Group Member, to approve actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.
Section 7.10    Other Matters Concerning the General Partner.
(a)    The General Partner and any other Indemnitee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(b)    The General Partner and any other Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner or such Indemnitee, respectively, reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.
(c)    The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership or any Group Member.
Section 7.11    Purchase or Sale of Partnership Interests. The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Interests or Derivative Partnership Interests. As long as Partnership Interests are held by any Group Member, such Partnership Interests shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Interests for its own account, subject to the provisions of Articles IV and X.
Section 7.12    Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person (other than the General Partner and its Affiliates) dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person (other than the General Partner and its Affiliates) dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or their officers and representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 8.1    Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including the Register. Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the Register, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP. The Partnership shall not be required to keep books maintained on a cash basis and the General Partner shall be permitted to calculate cash-based measures, including Operating Surplus, by making such adjustments to its accrual basis books to account for non-cash items and other adjustments as the General Partner determines to be necessary or appropriate.
Section 8.2    Fiscal Year. Except as otherwise required by law, the fiscal year of the Partnership for financial reporting and tax purposes shall be a fiscal year ending December 31.

ARTICLE IX

TAX MATTERS
Section 9.1    Tax Returns and Information. The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the taxable period or year that it is required by law to adopt, from time to time, as determined by the General Partner. In the event the Partnership is required to use a taxable period other than a year ending on December 31, the General Partner shall use reasonable efforts to change the taxable period of the Partnership to a year ending on December 31. The tax information reasonably required by Partners for federal and state income tax reporting purposes with respect to a taxable period shall be furnished to them within one hundred eighty (180) days of the close of the calendar year in which the Partnership’s taxable period ends. In addition, the Partnership shall furnish to NEE Equity any additional tax information reasonably requested by NEE Equity in order to comply with its organizational documents, including additional detail regarding the source of any items of income, gain, loss, deduction, or credit allocated to NEE Equity to the extent not otherwise reflected in the information provided to the Partners under the preceding sentence.
Section 9.2    Tax Characterization. Unless otherwise determined by the General Partner, the Partnership shall be treated as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes, and the Partners and the Partnership shall not take any action that would cause the Partnership to be treated as a corporation for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes).
Section 9.3    Tax Elections.
(a)    The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners.
(b)    Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.
Section 9.4    Tax Controversies. Subject to the provisions hereof, XPLR Partners is designated as the “tax matters partner” (as defined in Section 6231(a)(7) of the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with XPLR Partners and to do or refrain from doing any or all things reasonably required by XPLR Partners to conduct such proceedings.
Section 9.5    Withholding. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the

Partnership and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code, or established under any foreign law, at the direction of the XPLR Partners General Partner. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Article VI or Section 12.4(c) in the amount of such withholding from such Partner. To the extent such amount exceeds the amount of distributions to which the Partner is otherwise entitled under Article VI, such amounts withheld shall constitute a loan by the Partnership to such Partner, which loan shall be repaid upon demand of the General Partner, and General Partner may offset any future distributions to which such Partner is otherwise entitled by the unpaid amount of such loan.
Section 9.6    Direction of Manager. Any determination to be made by the General Partner under this Article IX shall be made at the direction of the Manager pursuant to the Management Services Agreement for so long as the Management Services Agreement remains in effect; provided, however, that any such determination shall not be effected if the Board of Directors determines that it would materially adversely affect any class of Unitholders.
ARTICLE X

ADMISSION OF PARTNERS
Section 10.1    Admission of Limited Partners.
(a)    [Reserved]
(b)    By acceptance of any Limited Partner Interests transferred in accordance with Article IV or acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger, consolidation or conversion pursuant to Article XIV, each transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee, agent or representative acquiring such Limited Partner Interests for the account of another Person or Group, which nominee, agent or representative shall be subject to Section 10.1(c) below) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when such Person becomes the Record Holder of the Limited Partner Interests so transferred or acquired, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) shall be deemed to represent that the transferee or acquirer has the capacity, power and authority to enter into this Agreement and (iv) shall be deemed to make any consents, acknowledgements or waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Limited Partner without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest and becoming the Record Holder of such Limited Partner Interest.

(c)    With respect to Units that are held for a Person’s account by another Person that is the Record Holder (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), such Record Holder shall, in exercising the rights of a Limited Partner in respect of such Units, including the right to vote, on any matter, and unless the arrangement between such Persons provides otherwise, take all action as a Limited Partner by virtue of being the Record Holder of such Units in accordance with the direction of the Person who is the beneficial owner of such Units, and the Partnership shall be entitled to assume such Record Holder is so acting without further inquiry. The provisions of this Section 10.1(c) are subject to the provisions of Section 4.3.
(d)    The name and mailing address of each Record Holder shall be listed in the Register. The General Partner shall update the Register from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).
(e)    Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(b).
Section 10.2    Admission of Successor General Partner. A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.
Section 10.3    Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the Register and any other records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership.
ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS
Section 11.1    Withdrawal of the General Partner.

(a)    The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);
(i)    The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners pursuant to Section 11.1(b);
(ii)    The General Partner transfers all of its General Partner Interest pursuant to Section 4.6;
(iii)    The General Partner is removed pursuant to Section 11.2;
(iv)    The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;
(v)    A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or
(vi)    (A) if the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or ninety (90) days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) if the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) if the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) if the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise upon the termination of the General Partner.
If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within thirty (30) days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b)    Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) (A) XPLR Partners general partner has withdrawn or has been removed from XPLR Partners and (B) the General Partner voluntarily withdraws by giving at least ninety (90) days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; or (ii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner, which shall be approved by the XPLR Partners General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.
Section 11.2    Removal of the General Partner. The General Partner may not be removed as a general partner of the Partnership unless the XPLR Partners General Partner is removed as a general partner of XPLR Partners in accordance with the XPLR Partners Partnership Agreement. If the XPLR Partners General Partner is removed as a general partner of XPLR Partners in accordance with the XPLR Partners Partnership Agreement, the General Partner shall be removed as a general partner of the Partnership and the successor General Partner effective upon the election of a successor General Partner by holders of a Unit Majority and the admission of such successor General Partner pursuant to Section 10.2. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.
Section 11.3    Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION
Section 12.1    Dissolution. The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1, Section 11.2 or Section 12.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:
(a)    an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 12.2 and such successor is admitted to the Partnership pursuant to Section 10.2;
(b)    an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority and the XPLR Partners General Partner;
(c)    the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or
(d)    at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.
Section 12.2    Continuation of the Business of the Partnership After Dissolution. Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1 or Section 11.2, then, to the maximum extent permitted by law, within ninety (90) days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within one hundred eighty (180) days thereafter, the holders of a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:
(i)    the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII; and
(ii)    the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement; provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner under the Delaware Act and (y) neither the Partnership nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of the right to continue (to the extent not already so treated or taxed).
Section 12.3    Liquidator. Upon dissolution of the Partnership in accordance with the provisions of Article XII, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units. The Liquidator (if other than the General Partner) shall agree not to resign at any time without fifteen (15) days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within thirty (30) days thereafter be approved by holders of at least a majority of the Outstanding Common Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.
Section 12.4    Liquidation. The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:
(a)    The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its Net Agreed Value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b)    Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.
(c)    All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in the following order:
(i)    First, to the Series A Preferred Unitholders in amounts equal to the amount of distributions that would be paid under Section 12.4 of the XPLR Partners Partnership Agreement with respect to the corresponding Series A Preferred Units held pursuant to the XPLR Partners Partnership Agreement if such partnership were liquidated; and
(ii)    Second, to the holders of the Common Units, Non-Voting Common Units, and Class P Units in proportion to their positive Capital Account balances.
Section 12.5    Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.
Section 12.6    Return of Contributions. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from assets of the Partnership.
Section 12.7    Waiver of Partition. To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.
Section 12.8    Capital Account Restoration. No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within ninety (90) days after the date of such liquidation.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE
Section 13.1    Amendments to be Adopted Solely by the XPLR Partners General Partner.
(a)    Each Partner agrees that the XPLR Partners General Partner, without the approval of any Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
(i)    a change in the name of the Partnership, the location of the principal office of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;
(ii)    admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;
(iii)    a change that the XPLR Partners General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members (other than the Partnership) will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;
(iv)    a change that the XPLR Partners General Partner determines (A) does not adversely affect the Limited Partners considered as a whole or any particular class of Partnership Interests as compared to other classes of Partnership Interests in any material respect, (B) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (C) is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;
(v)    a change in the fiscal year or taxable year of the Partnership and any other changes that the XPLR Partners General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;
(vi)    an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the XPLR Partners General Partner or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;
(vii)    an amendment that the XPLR Partners General Partner determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Partnership Interests pursuant to Section 5.4;
(viii)    any amendment expressly permitted in this Agreement to be made by the XPLR Partners General Partner acting alone;
(ix)    an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;
(x)    an amendment that the XPLR Partners General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;
(xi)    a merger, conveyance or conversion pursuant to Section 14.3(c); or
(xii)    any other amendments substantially similar to the foregoing.
(b)    Each Partner agrees that the XPLR Partners General Partner, without the approval of any other Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, in connection with such changes to the ownership structure of the Common Units held by the General Partner or its Affiliates as determined by the XPLR Partners General Partner to be required to avoid adverse tax consequences resulting from changes to tax laws, so long as such amendment is not materially adverse to the Partnership or any class of Unitholders.
(c)    Each Partner agrees that the XPLR Partners General Partner, without the approval of any other Partner, may amend any provision of this Agreement in such manner as the Board of Directors determines to be necessary or appropriate to prevent the consolidation of the Partnership Group’s financial results with those of NEE and its Subsidiaries (other than XPLR Partners and its Subsidiaries) under U.S. GAAP, so long as such amendment is not materially adverse to the Partnership or any class of Unitholders.

Section 13.2    Amendment Procedures. Amendments to this Agreement may be proposed only by the XPLR Partners General Partner. To the fullest extent permitted by law, the XPLR Partners General Partner shall have no duty or obligation to propose or approve any amendment to this Agreement and may decline to do so free of any duty or obligation whatsoever to the Partnership, any Limited Partner or any other Person bound by this Agreement, and, in declining to propose or approve an amendment to this Agreement, to the fullest extent permitted by law shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the XPLR Partners General Partner in determining whether to propose or approve any amendment to this Agreement shall be permitted to do so in its sole and absolute discretion. An amendment to this Agreement shall be effective upon its approval by the XPLR Partners General Partner and, except as otherwise provided by Section 13.1 or Section 13.3, the holders of a Unit Majority, unless a greater or different percentage of Outstanding Units is required under this Agreement. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any amendments. The General Partner shall be deemed to have notified all Record Holders as required by this Section 13.2 if it has posted or made accessible such amendment through the Partnership’s or the Commission’s website.
Section 13.3    Amendment Requirements.
(a)    Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of (i) in the case of any provision of this Agreement other than Section 11.2 or Section 13.4, reducing such percentage or (ii) in the case of Section 11.2 or Section 13.4, increasing such percentages, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units (excluding the Non-Voting Units) whose aggregate Outstanding Units (excluding the Non-Voting Units) constitute (x) in the case of a reduction as described in subclause (a)(i) hereof, not less than the voting requirement sought to be reduced, (y) in the case of an increase in the percentage in Section 11.2, not less than 90% of the Outstanding Units (excluding the Non-Voting Units), or (z) in the case of an increase in the percentage in Section 13.4, not less than a majority of the Outstanding Units (excluding the Non-Voting Units).
(b)    Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c) or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.
(c)    Except as provided in Section 14.3, and without limitation of the XPLR Partners General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.
(d)    Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable partnership law of the state under whose laws the Partnership is organized.
(e)    Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.
(f)    Notwithstanding any other provision of this Agreement, the Partnership may not amend, supplement or waive any provisions of Article XV and Article XVI in any respect except pursuant to the requirements set forth in Section 15.3 and Section 16.3, respectively.
(g)    Notwithstanding any other provision of this Agreement, Section 5.11, Section 6.1(a), Section 6.4, Section 12.4(c) and the Series A Definitions may not be amended or modified in any way except pursuant to the requirements set forth in Section 5.11(c).
Section 13.4    Special Meetings. All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner. Within a reasonable amount of time after receipt of such a call from Limited Partners, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly. A meeting shall be held at a time and place determined by the General Partner on a date not less than ten (10) days nor more than sixty (60) days after the time notice of the meeting is given as provided in Section 15.1. Limited Partners shall not be permitted to vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business. If any such vote were to take place, it shall be deemed null and void to the extent necessary so as not to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.
Section 13.5    Notice of a Meeting. Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 18.1.
Section 13.6    Record Date. For purposes of determining the Limited Partners who are Record Holders of the class or classes of Limited Partner Interests entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11, the General Partner shall set a Record Date, which shall not be less than ten (10) nor more than sixty (60) days before (a) the date of the meeting or (b) in the event that approvals are sought without a meeting, the date by which such Limited Partners are requested in writing by the General Partner to give such approvals.
Section 13.7    Postponement and Adjournment. Prior to the date upon which any meeting of Limited Partners is to be held, the General Partner may postpone such meeting one or more times for any reason by giving notice to each Limited Partner entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with this Article XIII. When a meeting is postponed, a new Record Date need not be fixed. Any meeting of Limited Partners may be adjourned by the General Partner one or more times for any reason and no vote of the Limited Partners shall be required for any adjournment. A meeting of Limited Partners may be adjourned by the General Partner as to one or more proposals regardless of whether action has been taken on other matters. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than forty-five (45) days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than forty-five (45) days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.
Section 13.8    Waiver of Notice; Approval of Meeting. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after call and notice in accordance with Sections 13.4 and 13.5, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove of any matters submitted for consideration or to object to the failure to submit for consideration any matters required to be included in the notice of the meeting, but not so included, if such objection is expressly made at the beginning of the meeting.
Section 13.9    Quorum and Voting. The presence, in person or by proxy, of holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called and which are entitled to vote at such meeting (including Outstanding Units deemed owned by the General Partner and its Affiliates) shall constitute a quorum at a meeting of

Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote at such meeting shall be deemed to constitute the act of all Limited Partners, unless a different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the exit of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement.
Section 13.10    Conduct of a Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the submission and revocation of approvals in writing.
Section 13.11    Action Without a Meeting. If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner and its Affiliates) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners entitled to vote thereon were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern); provided, however, that no authorization by the General Partner shall be required for the Class P Limited Partners to take any action by written consent with respect to any matter that requires approval of the Class P Limited Partners (or Class P Majority Approval) pursuant to the terms of this Agreement, including pursuant to Section 6.1(b)(xi) or Article XVII. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners entitled to vote on such action who have not approved or consented to such action in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than twenty (20) days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Outstanding Units held by such Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Outstanding Units that were not voted. If approval of the taking of any permitted action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) approvals sufficient to take the action proposed are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than ninety (90) days prior to the date sufficient approvals are first deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.
Section 13.12    Right to Vote and Related Matters.
(a)    Only those Record Holders of the Outstanding Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.
(b)    With respect to Units that are held for a Person’s account by another Person that is the Record Holder (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), such Record Holder shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and in accordance with the direction of, the Person who is the beneficial owner of such Units, and the Partnership shall be entitled to assume such Record Holder is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.
ARTICLE XIV

MERGER, CONSOLIDATION OR CONVERSION
Section 14.1    Authority. The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written plan of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XIV.
Section 14.2    Procedure for Merger, Consolidation or Conversion.
(a)    Merger, consolidation or conversion of the Partnership pursuant to this Article XIV requires the prior consent of the XPLR Partners General Partner, which consent may be granted or withheld in its sole discretion, and consent of the General Partner; provided, however, that, to the fullest extent permitted by law, the General Partner and the XPLR Partners General Partner shall have no duty or obligation to consent to any merger, consolidation or conversion of the Partnership and may decline to do so free of any duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner and the XPLR Partners General Partner in determining whether to consent to any merger, consolidation or conversion of the Partnership shall be permitted to do so in their sole and absolute discretion.
(b)    If the XPLR Partners General Partner and the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:
(i)    name and state of domicile of each of the business entities proposing to merge or consolidate;
(ii)    the name and state of domicile of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);
(iii)    the terms and conditions of the proposed merger or consolidation;
(iv)    the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights; and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;
(v)    a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;
(vi)    the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and
(vii)    such other provisions with respect to the proposed merger or consolidation that the XPLR Partners General Partner and the General Partner determine to be necessary or appropriate.
(c)    If the XPLR Partners General Partner and the General Partner shall determine to consent to the conversion, the General Partner shall approve the Plan of Conversion, which shall set forth:
(i)    the name of the converting entity and the converted entity;
(ii)    a statement that the Partnership is continuing its existence in the organizational form of the converted entity;
(iii)    a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed or organized;
(iv)    the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the converted entity;
(v)    in an attachment or exhibit, the certificate of limited partnership of the Partnership;

(vi)    in an attachment or exhibit, the certificate of limited partnership, articles of incorporation, or other organizational documents of the converted entity;
(vii)    the effective time of the conversion, which may be the date of the filing of the articles of conversion or a later date specified in or determinable in accordance with the Plan of Conversion (provided, that if the effective time of the conversion is to be later than the date of the filing of such articles of conversion, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such articles of conversion and stated therein); and
(viii)    (viii)such other provisions with respect to the proposed conversion that the General Partner determines to be necessary or appropriate.
Section 14.3    Approval by Limited Partners. Except as provided in Section 14.3(d), the General Partner, upon approval by the XPLR Partners General Partner and the General Partner of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent and, subject to any applicable requirements of Regulation 14A pursuant to the Exchange Act or successor provision, no other disclosure regarding the proposed merger, consolidation or conversion shall be required.
(a)    Except as provided in Section 14.3(d) and Section 14.3(e), the Merger Agreement or Plan of Conversion, as the case may be, shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement or Plan of Conversion, as the case may be, effects an amendment to any provision of this Agreement that, if contained in an amendment to this Agreement adopted pursuant to Article XIII, would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement or the Plan of Conversion, as the case may be.
(b)    Except as provided in Section 14.3(d) and Section 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or articles of conversion pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion, as the case may be.
(c)    Notwithstanding anything else contained in this Article XIV or in this Agreement, the XPLR Partners General Partner and the General Partner are permitted,

without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of limited liability under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) of any Limited Partner as compared to its limited liability under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger, or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the General Partner determines that the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.
(d)    Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the XPLR Partners General Partner and the General Partner are permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another limited liability entity if (i) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) as compared to its limited liability under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Partnership is the Surviving Business Entity in such merger or consolidation, (iv) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation, and (v) the number of Partnership Interests to be issued by the Partnership in such merger or consolidation does not exceed twenty percent (20%) of the Partnership Interests Outstanding immediately prior to the effective date of such merger or consolidation.
(e)    Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (i) effect any amendment to this Agreement or (ii) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.
Section 14.4    Certificate of Merger or Certificate of Conversion. Upon the required approval by the XPLR Partners General Partner and the General Partner and the Unitholders of a Merger Agreement or the Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion or other filing, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware or the appropriate filing office of any other jurisdiction, as applicable, in conformity with the requirements of the Delaware Act or other applicable law.
Section 14.5    Effect of Merger, Consolidation or Conversion.
(a)    At the effective time of the merger:
(i)    all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;
(ii)    the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;
(iii)    all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and
(iv)    all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.
(b)    At the effective time of the conversion:
(i)    the Partnership shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;
(ii)    all rights, title, and interests to all real estate and other property owned by the Partnership shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;
(iii)    all liabilities and obligations of the Partnership shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

(iv)    all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Partnership in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;
(v)    a proceeding pending by or against the Partnership or by or against any of Partners in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior partners without any need for substitution of parties; and
(vi)    the Partnership Interests that are to be converted into partnership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the plan of conversion shall be so converted, and Partners shall be entitled only to the rights provided in the Plan of Conversion.
ARTICLE XV

CLASS B, SERIES 1 LIMITED PARTNER INTERESTS
Section 15.1    Coordination with Other Articles.
(a)    Except as otherwise set forth in this Article XV, the Class B, Series 1 Limited Partner Interests (the “Class B, Series 1 Units”) shall have the designations, preferences, rights, powers and duties stated and expressed elsewhere in this Agreement. In the event of any conflict or inconsistency with respect to the Class B, Series 1 Units between provisions of this Article XV and provisions of other Articles in this Agreement, this Article XV shall govern and control.
(b)    Definitions.
“Affiliate” in “Affiliate of NEE Equity” has the meaning given such term in the Contribution Agreement.
“Available Distribution Amount for the Class B, Series 1 Units” has the meaning given such term in Section 15.2(d).
“Class B, Series 1 Limited Partner” means a Limited Partner that has been admitted to the Partnership as a Limited Partner with respect to Class B, Series 1 Units.
“Class B, Series 1 Units” has the meaning given such term in Section 15.1.
“Class B, Series 1 Units Redemption Date” has the meaning given such term in Section 15.2(h).

“Class B, Series 1 Units Redemption Notice” has the meaning given such term in Section 15.2(h).
“Class B, Series 1 Units Redemption Price” means the redemption price (which may be payable in cash or by the transfer of other property, as may be agreed by the Partnership and NEE Equity) for each Class B, Series 1 Unit that may be agreed upon in writing by the Partnership and NEE Equity.
“Contribution Agreement” means the Contribution Agreement, dated as of April 28, 2015, by and among Solar Holdings SellCo, LLC, a Delaware limited liability company, the Grantee and the Partnership, as amended from time to time.
“Grantee” means NextEra Energy Partners Solar Acquisitions, LLC, a Delaware limited liability company.
“McCoy CA” means McCoy CA II, LLC, a Delaware limited liability company.
“McCoy Contributed Companies” means McCoy Holdings, McCoy Funding and McCoy Project Company.
“McCoy Disposition Proceeds” has the meaning given such term in Section 15.2(f).
“McCoy Funding” means McCoy Solar Funding, LLC, a Delaware limited liability company.
“McCoy Holdings” means McCoy Solar Holdings, LLC, a Delaware limited liability company.
“McCoy Holdings Distribution Date” has the meaning given such term in Section 15.2(d).
“McCoy Interest” means the amount of fifty and one one-hundredths percent (50.01%) of the membership interest of McCoy Holdings.
“McCoy Project Company” means McCoy Solar, LLC, a Delaware limited liability company.
“NEP US Holdings” means NextEra Energy US Partners Holdings, LLC, a Delaware limited liability company.
“NEP US Holdings Financing Documents” means (a) the Revolving Credit Agreement dated as of July 1, 2014, between (i) NextEra Canada Partners Holdings, ULC and NextEra Energy US Partners Holdings, LLC, (ii) the Partnership, (iii) the lending institutions party thereto, (iv) Bank of America, N.A. and (v) Bank of America, N.A. (Canada Branch) and (b) the Loan Documents (as defined therein), as the same may be hereafter amended, amended and restated or otherwise modified.

Section 15.2    Designations, Preferences, Rights, Powers and Duties.
(a)    Designations. The Class B, Series 1 Units shall track ownership of the McCoy Interest. The Class B, Series 1 Limited Partners shall only have rights, powers and duties with respect to the McCoy Interest or obligations of the Partnership relating to the McCoy Interest and shall only have rights to profits or losses associated with the McCoy Interest. The records maintained for the Class B, Series 1 Units shall account for the McCoy Interest separately from the other assets of the Partnership. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Class B, Series 1 Units shall be enforceable only against the assets of the Class B, Series 1 Units and not against the assets of the Partnership generally or any other series thereof, or any general partner not associated with such series. None of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Partnership generally or any other series thereof shall be enforceable against the assets of the Class B Series 1 Units. Assets associated with the Class B, Series 1 Units may be held directly or indirectly, including in the name of such series, in the name of the Partnership, through a nominee or otherwise. Records maintained for the Class B, Series 1 Units that reasonably identify the assets of the series, including by specific listing, category, type, quantity, computational or allocational formula or procedure (including a percentage or share of any asset or assets) or by any other method where the identity of such assets is objectively determinable, will be deemed to account for the assets associated with such series separately from the other assets of the Partnership, or any other series thereof.
(b)    Number of Units. The Class B, Series 1 Units shall be a series consisting of one million (1,000,000) units authorized to be issued.
(c)    Capital Contributions. No Class B, Series 1 Limited Partner is required to make any additional Capital Contribution to the Partnership. Notwithstanding the foregoing, the Class B, Series 1 Limited Partners may make additional Capital Contributions to the Partnership in their sole discretion, pro rata in accordance with the percentage of the outstanding Class B, Series 1 Units held by each such Class B, Series 1 Limited Partner. If additional Capital Contributions are made by the Class B, Series 1 Limited Partners, then the proceeds of such Capital Contributions shall be immediately contributed by the Partnership as a capital contribution to NEP US Holdings, and the Partnership agrees to cause (i) NEP US Holdings to immediately contribute such proceeds as a capital contribution to the Grantee, and (ii) the Grantee to immediately contribute such proceeds as a capital contribution to McCoy CA. Each Class B, Series 1 Limited Partner shall receive a credit to its Capital Account in the amount of the additional Capital Contributions that it makes.
(d)    Distributions on the Class B, Series 1 Units. Distributions on the Class B, Series 1 Units (other than as provided in subparagraph (f) of this Section 15.2) shall be made only out of the Available Distribution Amount for the Class B, Series 1 Units (as defined below) as hereinafter provided. The “Available Distribution Amount for the Class B, Series 1 Units” shall mean, as of any date, an amount equal to (i) the aggregate value of cash or other property that has been distributed (including any distribution of cash or property made in connection with a liquidation of McCoy Holdings) to McCoy CA at any time that any of the

Class B, Series 1 Units are outstanding (the date of any such distribution, a “McCoy Holdings Distribution Date”) minus (ii) the aggregate amount of all distributions of cash or other property previously made by the Partnership in respect of the Class B, Series 1 Units. The Partnership agrees to cause (A) NEP US Holdings to cause the Grantee to promptly distribute to NEP US Holdings any amount of cash or property distributed by McCoy CA to the Grantee and (B) NEP US Holdings to promptly distribute to the Partnership the amount of cash or property distributed by the Grantee to NEP US Holdings; provided, that NEP US Holdings shall not be obligated to make such distribution to the Partnership unless and until it is permitted to do so under the terms and provisions of any NEP US Holdings Financing Documents. Distributions of all of the Available Distribution Amount for the Class B, Series 1 Units shall be made by the General Partner to the Class B, Series 1 Limited Partners promptly following the date on which a distribution is received by the Partnership in accordance with clause (B) of the immediately preceding sentence. Such distributions shall be made pro rata among all of the Class B, Series 1 Units outstanding as of the date such distributions are made.
The distributions on the Class B, Series 1 Units pursuant to this Article XV shall be separate from any distributions of Available Cash to the Partners set forth elsewhere in this Agreement. Further, the Available Distribution Amount for the Class B, Series 1 Units shall be calculated separately from the calculations of Available Cash, Operating Surplus, Capital Surplus and Minimum Quarterly Distribution pursuant to this Agreement.
(e)    Allocations for Capital Account and Tax Purposes. Notwithstanding any provision in this Agreement, Net Income and Net Loss attributable to the McCoy Interest (and all items of income, gain, loss, deduction and credit taken into account in computing Net Income and Net Loss attributable to the McCoy Interest), including Net Income and Net Loss attributable to the McCoy Interest in connection with a liquidation of the Partnership and Net Income and Net Loss attributable to the McCoy Interest for federal income tax purposes, shall be allocated 100% to the Class B, Series 1 Limited Partners based on the relative percentage ownership of the Class B, Series 1 Limited Partners in the Class B, Series 1 Units.
(f)    Preferences on Liquidation. In the event of a liquidation of the Partnership, the Class B, Series 1 Limited Partners shall be entitled to receive as a preferential distribution any and all proceeds received by NEP US Holdings (i) on the sale or other disposition of any of the equity interests of, or assets owned by, the Grantee, McCoy CA, McCoy Holdings or any other direct or indirect Subsidiary of NEP US Holdings that owns, directly or indirectly, equity interests in any of the McCoy Contributed Companies or (ii) on the sale or other disposition, directly or indirectly, of the McCoy Interest or any of the equity interests of, or assets owned by, any or all of the McCoy Contributed Companies (the “McCoy Disposition Proceeds”). To the full extent permitted by applicable law, no reduction in the McCoy Disposition Proceeds shall be made in order to pay any other liabilities, including contingent liabilities, of the Partnership, which liabilities shall be paid, or provision for payment made, from the assets and properties of the Partnership other than the McCoy Disposition Proceeds. The liquidator for the Partnership shall cause NEP US Holdings, which shall in turn cause the Grantee, which shall in turn cause McCoy CA, to sell or otherwise dispose of the McCoy Interest or McCoy CA’s interest in any of the McCoy Contributed Companies and their respective assets and properties as directed by the Class B, Series 1 Limited Partners holding a majority of the Class B, Series 1 Units then outstanding and to cause the distribution of any and all McCoy Disposition Proceeds to occur in the same manner as the distribution of cash or property resulting from distributions paid by McCoy CA, the Grantee and NEP US Holdings as provided in subparagraph (d) of this Section 15.2.
(g)    Voting Rights. On all matters on which Class B, Series 1 Limited Partners are entitled to vote pursuant to this Article XV or other Articles in this Agreement, each Class B, Series 1 Limited Partner shall be entitled to one vote for each Unit of the Class B, Series 1 Units held by such Class B, Series 1 Limited Partner.
(h)    Redemption.
(i)    Redemption Following a Redemption Notice. Upon receipt by the Partnership of a written request from one or more Class B, Series 1 Limited Partners, which written request shall designate the number of Class B, Series 1 Units to be redeemed and shall be accompanied by a fully executed copy of a written agreement of the Partnership and NEE Equity setting forth the Class B, Series 1 Units Redemption Price (a “Class B, Series 1 Units Redemption Notice”), on the date that is five (5) Business Days following the Partnership’s receipt of the Class B, Series 1 Units Redemption Notice or on such other later date designated in the Class B, Series 1 Units Redemption Notice (the “Class B, Series 1 Units Redemption Date”), the Partnership shall be required to redeem all of the outstanding Class B, Series 1 Units requested to be redeemed by such Class B, Series 1 Limited Partners at a price per Unit equal to the Class B, Series 1 Units Redemption Price. The Class B, Series 1 Units Redemption Price shall be paid on the Class B, Series 1 Units Redemption Date in United States Dollars by wire transfer of immediately available funds to the account designated by the applicable Class B, Series 1 Limited Partner(s) to the Partnership in writing or by the delivery of any other property to be delivered in connection with such redemption, as the case may be, in each case to each Class B, Series 1 Limited Partner whose Class B, Series 1 Units are being redeemed.
(ii)    Redemption Procedures.
(A)    In the case of a redemption pursuant to Section 15.2(h)(i) hereof, each Class B, Series 1 Limited Partner whose Class B, Series 1 Units are being redeemed shall deliver at the principal office of the Partnership an instrument of transfer of the Class B, Series 1 Units to be redeemed, in form and substance reasonable satisfactory to the Partnership. Upon receipt of such instrument of transfer, the Partnership shall remit or transfer the Class B, Series 1 Units Redemption Price to each Class B, Series 1 Limited Partner whose Class B, Series 1 Units are being redeemed.

(B)    Rights after the Redemption Date. From and after the close of business on the Class B, Series 1 Units Redemption Date, unless there shall have been a default in the payment of the Class B, Series 1 Units Redemption Price, all rights of the Class B, Series 1 Limited Partner whose Class B, Series 1 Units are being redeemed (except the right to receive the Class B, Series 1 Units Redemption Price) shall cease with respect to such Units, and thereafter such Units shall not be deemed to be outstanding for any purpose whatsoever.
(C)    Cancellation of Redeemed Units. Any Units of Class B, Series 1 Units that shall at any time have been redeemed shall, after such redemption, be canceled by the Partnership and shall not be available for reissuance.
(i)    Protection Provisions. So long as any Unit of the Class B, Series 1 Units is outstanding, the Partnership shall not, and shall not cause or permit any of its Subsidiaries to, without the prior approval of the Class B, Series 1 Limited Partners holding at least a majority of the Units of Class B, Series 1 Units then outstanding, issue or sell (x) any additional Class B, Series 1 Units, or any other interests in or rights to (including economic rights based on or with respect to) the McCoy Contributed Companies or (y) any securities convertible into or exercisable or exchangeable for any of the foregoing.
(j)    Transfers of the Class B, Series 1 Units. The Class B, Series 1 Units shall be non-transferable, except that such Class B, Series 1 Units shall be transferable to any Affiliate of NEE Equity, subject to the limitations, terms and conditions on transfers of Units set forth elsewhere in this Agreement.
(k)    No Certificates. Ownership of the Class B, Series 1 Units shall be recorded in the Register and ownership of such interests and any transfer thereof shall be evidenced by a book entry notation in the Register. Class B, Series 1 Units shall not be evidenced by physical certificates.
(l)    Status under the Uniform Commercial Code. The Class B, Series 1 Units shall be deemed to be securities governed by Article 8 of the Uniform Commercial Code as in effect from time to time in Delaware.
Section 15.3    Amendment, Supplement and Waiver.
(a)    The Partnership may not amend, supplement or waive any provisions of this Article XV in any respect except by a written instrument executed by the General Partner and the Class B, Series 1 Limited Partners holding one hundred percent (100%) of the Class B, Series 1 Units then outstanding.
(b)    Notwithstanding the foregoing, the Partnership is entitled to amend the Agreement pursuant to other Articles in this Agreement, including to authorize one or more additional series of Units, provided that no such amendment shall adversely affect the designations, preferences, rights, powers and duties of the Class B, Series 1 Units or the Class B, Series 1 Limited Partners as granted pursuant to this Article XV.
Section 15.4    No Third-Party Beneficiaries. Except as specified in Section 18.7, the terms and provisions of this Article XV are intended solely for the benefit of the Partners and their respective successors or permitted assigns, and it is not the intention of the General Partner to confer third-party beneficiary rights upon any other Person by reason of this Article XV.
ARTICLE XVI

CLASS B, SERIES 2 LIMITED PARTNER INTERESTS
Section 16.1    Coordination with Other Articles.
(a)    Except as otherwise set forth in this Article XVI, the Class B, Series 2 Limited Partner Interests (the “Class B, Series 2 Units”) shall have the designations, preferences, rights, powers and duties stated and expressed elsewhere in this Agreement. In the event of any conflict or inconsistency with respect to the Class B, Series 2 Units between provisions of this Article XVI and provisions of other Articles in this Agreement, this Article XVI shall govern and control.
(b)    Definitions.
“Adelanto CA” means Adelanto CA II, LLC, a Delaware limited liability company.
“Adelanto Contributed Companies” means Adelanto Solar Funding, Adelanto Solar Holdings and the Adelanto Project Companies.
“Adelanto Disposition Proceeds” has the meaning given such term in Section 16.2(f).
“Adelanto Interest” means the amount of fifty and one one-hundredths percent (50.01%) of the membership interest of Adelanto Solar Funding.
“Adelanto Project Companies” means Adelanto Solar, LLC, a Delaware limited liability company, and Adelanto Solar II, LLC, a Delaware limited liability company, individually and collectively.
“Adelanto Solar Funding” means Adelanto Solar Funding, LLC, a Delaware limited liability company.
“Adelanto Solar Funding Distribution Date” has the meaning given such term in Section 16.2(d).
“Adelanto Solar Holdings” means Adelanto Solar Holdings, LLC, a Delaware limited liability company.

“Available Distribution Amount for the Class B, Series 2 Units” has the meaning given such term in Section 16.2(d).
“Affiliate” in “Affiliate of NEE Equity” has the meaning given such term in the Contribution Agreement.
“Class B, Series 2 Limited Partner” means a Limited Partner that has been admitted to the Partnership as a Limited Partner with respect to Class B, Series 2 Units.
“Class B, Series 2 Units” has the meaning given such term in Section 16.1.
“Class B, Series 2 Units Redemption Date” has the meaning given such term in Section 16.2(h).
“Class B, Series 2 Units Redemption Notice” has the meaning given such term in Section 16.2(h).
“Class B, Series 2 Units Redemption Price” shall be the redemption price (which may be payable in cash or by the transfer of other property, as may be agreed by the Partnership and NEE Equity) for each Class B, Series 2 Unit that may be agreed upon in writing by the Partnership and NEE Equity.
“Contribution Agreement” means the Contribution Agreement, dated as of April 28, 2015, by and among Solar Holdings SellCo, LLC, a Delaware limited liability company, the Grantee and the Partnership, as amended from time to time.
“Grantee” means NextEra Energy Partners Solar Acquisitions, LLC, a Delaware limited liability company.
“NEP US Holdings” means NextEra Energy US Partners Holdings, LLC, a Delaware limited liability company.
“NEP US Holdings Financing Documents” means (a) the Revolving Credit Agreement dated as of July 1, 2014, between (i) NextEra Canada Partners Holdings, ULC and NextEra Energy US Partners Holdings, LLC, (ii) the Partnership, (iii) the lending institutions party thereto, (iv) Bank of America, N.A. and (v) Bank of America, N.A. (Canada Branch) and (b) the Loan Documents (as defined therein), as the same may be hereafter amended, amended and restated or otherwise modified.
Section 16.2    Designations, Preferences, Rights, Powers and Duties.
(a)    Designations. The Class B, Series 2 Units shall track ownership of the Adelanto Interest. The Class B, Series 2 Limited Partners shall only have rights, powers and duties with respect to the Adelanto Interest or obligations of the Partnership relating to the Adelanto Interest and shall only have rights to profits or losses associated with the Adelanto Interest. The records maintained for the Class B, Series 2 Units shall account for the Adelanto

Interest separately from the other assets of the Partnership. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Class B, Series 2 Units shall be enforceable only against the assets of the Class B, Series 2 Units and not against the assets of the Partnership generally or any other series thereof, or any general partner not associated with such series. None of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Partnership generally or any other series thereof shall be enforceable against the assets of the Class B Series 2 Units. Assets associated with the Class B, Series 2 Units may be held directly or indirectly, including in the name of such series, in the name of the Partnership, through a nominee or otherwise. Records maintained for the Class B, Series 2 Units that reasonably identify the assets of the series, including by specific listing, category, type, quantity, computational or allocational formula or procedure (including a percentage or share of any asset or assets) or by any other method where the identity of such assets is objectively determinable, will be deemed to account for the assets associated with such series separately from the other assets of the Partnership, or any other series thereof.
(b)    Number of Units. The Class B, Series 2 Units shall be a series consisting of one million (1,000,000) units authorized to be issued.
(c)    Capital Contributions. No Class B, Series 2 Limited Partner is required to make any additional Capital Contribution to the Partnership. Notwithstanding the foregoing, the Class B, Series 2 Limited Partners may make additional Capital Contributions to the Partnership in their sole discretion, pro rata in accordance with the percentage of the outstanding Class B, Series 2 Units held by each such Class B, Series 2 Limited Partner. If additional Capital Contributions are made by the Class B, Series 2 Limited Partners, then the proceeds of such Capital Contributions shall be immediately contributed by the Partnership as a capital contribution to NEP US Holdings and the Partnership agrees to cause (i) NEP US Holdings to immediately contribute such proceeds as a capital contribution to the Grantee, and (ii) the Grantee to immediately contribute such proceeds as a capital contribution to Adelanto CA. Each Class B, Series 2 Limited Partner shall receive a credit to its respective Capital Account in the amount of the additional Capital Contributions that it makes.
(d)    Distributions on the Class B, Series 2 Units. Distributions on the Class B, Series 2 Units (other than as provided in subparagraph (f) of this Section 16.2) shall be made only out of the Available Distribution Amount for the Class B, Series 2 Units (as defined below) as hereinafter provided. The “Available Distribution Amount for the Class B, Series 2 Units” shall mean, as of any date, an amount equal to (i) the aggregate value of cash or other property that has been distributed (including any distribution of cash or property made in connection with a liquidation of Adelanto Solar Funding) to Adelanto CA at any time that any of the Class B, Series 2 Units are outstanding (the date of any such distribution, an “Adelanto Solar Funding Distribution Date”) minus (ii) the aggregate amount of all distributions of cash or other property previously made by the Partnership in respect of the Class B, Series 2 Units. The Partnership agrees to cause (A) NEP US Holdings to cause the Grantee to promptly distribute to NEP US Holdings any amount of cash or property distributed by Adelanto CA to the Grantee and (B) NEP US Holdings to promptly distribute to the Partnership the amount of cash or property distributed by the Grantee to NEP US Holdings; provided, that NEP US Holdings shall not be obligated to make such distribution to the Partnership unless and until it is permitted to do so under the terms and provisions of any NEP US Holdings Financing Documents. Distributions of all of the Available Distribution Amount for the Class B, Series 2 Units shall be made by the General Partner to the Class B, Series 2 Limited Partners promptly following the date on which a distribution is received by the Partnership in accordance with clause (B) of the immediately preceding sentence. Such distributions shall be made pro rata among all of the Class B, Series 2 Units outstanding as of the date such distributions are made.
The distributions on the Class B, Series 2 Units pursuant to this Article XVI shall be separate from any distributions of Available Cash to the Partners set forth elsewhere in this Agreement. Further, the Available Distribution Amount for the Class B, Series 2 Units shall be calculated separately from the calculations of Available Cash, Operating Surplus, Capital Surplus and Minimum Quarterly Distribution pursuant to this Agreement.
(e)    Allocations for Capital Account and Tax Purposes. Notwithstanding any provision in this Agreement, Net Income and Net Loss attributable to the Adelanto Interest (and all items of income, gain, loss, deduction, and credit taken into account in computing Net Income and Net Loss attributable to the Adelanto Interest), including Net Income and Net Loss attributable to the Adelanto Interest in connection with a liquidation of the Partnership and Net Income and Net Loss attributable to the Adelanto Interest for federal income tax purposes, shall be allocated 100% to the Class B, Series 2 Limited Partners based on the relative percentage ownership of the Class B, Series 2 Limited Partners in the Class B, Series 2 Units.
(f)    Preferences on Liquidation. In the event of a liquidation of the Partnership, the Class B, Series 2 Limited Partners shall be entitled to receive as a preferential distribution any and all proceeds received by NEP US Holdings (i) on the sale or other disposition of any of the equity interests of, or assets owned by, the Grantee, Adelanto CA, Adelanto Solar Funding or any other direct or indirect Subsidiary of NEP US Holdings that owns, directly or indirectly, equity interests in any of the Adelanto Contributed Companies or (ii) on the sale or other disposition, directly or indirectly, of the Adelanto Interest or any of the equity interests of, or assets owned by, any or all of the Adelanto Contributed Companies (the “Adelanto Disposition Proceeds”). To the full extent permitted by applicable law, no reduction in the Adelanto Disposition Proceeds shall be made in order to pay any other liabilities, including contingent liabilities, of the Partnership, which liabilities shall be paid, or provision for payment made, from the assets and properties of the Partnership other than the Adelanto Disposition Proceeds. The liquidator for the Partnership shall cause NEP US Holdings, which shall in turn cause the Grantee, which shall in turn cause Adelanto CA, to sell or otherwise dispose of the Adelanto Interest or Adelanto CA’s interest in any of the Adelanto Contributed Companies and their respective assets and properties as directed by the Class B, Series 2 Limited Partners holding a majority of the Class B, Series 2 Units then outstanding and to cause the distribution of any and all Adelanto Disposition Proceeds to occur in the same manner as the distribution of cash or property resulting from distributions paid by Adelanto CA, the Grantee and NEP US Holdings as provided in subparagraph (d) of this Section 16.2.

(g)    Voting Rights. On all matters on which Class B, Series 2 Limited Partners are entitled to vote pursuant to this Article XVI or other Articles in this Agreement, each Class B, Series 2 Limited Partner shall be entitled to one vote for each Unit of the Class B, Series 2 Units held by such Class B, Series 2 Limited Partner.
(h)    Redemption.
(i)    Redemption Following a Redemption Notice. Upon receipt by the Partnership of a written request from one or more Class B, Series 2 Limited Partners, which written request shall designate the number of Class B, Series 2 Units to be redeemed and shall be accompanied by a fully executed copy of a written agreement of the Partnership and NEE Equity setting forth the Class B, Series 2 Units Redemption Price (a “Class B, Series 2 Units Redemption Notice”), on the date that is five (5) Business Days following the Partnership’s receipt of the Class B, Series 2 Units Redemption Notice or on such other later date designated in the Class B, Series 2 Units Redemption Notice (the “Class B, Series 2 Units Redemption Date”), the Partnership shall be required to redeem all of the outstanding Class B, Series 2 Units requested to be redeemed by such Class B, Series 2 Limited Partners at a price per Unit equal to the Class B, Series 2 Units Redemption Price. The Class B, Series 2 Units Redemption Price shall be paid on the Class B, Series 2 Units Redemption Date in United States Dollars by wire transfer of immediately available funds to the account designated by the applicable Class B, Series 2 Limited Partner(s) to the Partnership in writing or by the delivery of any other property to be delivered in connection with such redemption, as the case may be, in each case to each Class B, Series 2 Limited Partner whose Class B, Series 2 Units are being redeemed.
(ii)    Redemption Procedures.
(A)    In the case of a redemption pursuant to Section 16.2(h)(i) hereof, each Class B, Series 2 Limited Partner whose Class B, Series 2 Units are being redeemed shall deliver at the principal office of the Partnership an instrument of transfer of the Class B, Series 2 Units to be redeemed, in form and substance reasonable satisfactory to the Partnership. Upon receipt of such instrument of transfer, the Partnership shall remit or transfer the Class B, Series 2 Units Redemption Price to each Class B, Series 2 Limited Partner whose Class B, Series 2 Units are being redeemed.
(B)    Rights after the Redemption Date. From and after the close of business on the Class B, Series 2 Units Redemption Date, unless there shall have been a default in the payment of the Class B, Series 2 Units Redemption Price, all rights of the Class B, Series 2 Limited Partner whose Class B, Series 2 Units are being redeemed (except the right to receive the Class B, Series 2 Units Redemption Price) shall cease with respect to such Units, and thereafter such Units shall not be deemed to be outstanding for any purpose whatsoever.
(C)    Cancellation of Redeemed Units. Any Units of Class B, Series 2 Units that shall at any time have been redeemed shall, after such redemption, be canceled by the Partnership and shall not be available for reissuance.
(i)    Protection Provisions. So long as any Unit of the Class B, Series 2 Units is outstanding, the Partnership shall not, and shall not cause or permit any of its Subsidiaries to, without the prior approval of the Class B, Series 2 Limited Partners holding at least a majority of the Units of Class B, Series 2 Units then outstanding, issue or sell (x) any additional Class B, Series 2 Units, or any other interests in or rights to (including economic rights based on or with respect to) the Adelanto Contributed Companies or (y) any securities convertible into or exercisable or exchangeable for any of the foregoing.
(j)    Transfers of the Class B, Series 2 Units. The Class B, Series 2 Units shall be non-transferable, except that such Class B, Series 2 Units shall be transferable to any Affiliate of NEE Equity, subject to the limitations, terms and conditions on transfers of Units set forth elsewhere in this Agreement.
(k)    No Certificates. Ownership of the Class B, Series 2 Units shall be recorded in the Register and ownership of such interests and any transfer thereof shall be evidenced by a book entry notation in the Register. Class B, Series 2 Units shall not be evidenced by physical certificates.
(l)    Status under the Uniform Commercial Code. The Class B, Series 2 Units shall be deemed to be securities governed by Article 8 of the Uniform Commercial Code as in effect from time to time in Delaware.
Section 16.3    Amendment, Supplement and Waiver.
(a)    The Partnership may not amend, supplement or waive any provisions of this Article XVI in any respect except by a written instrument executed by the General Partner and the Class B, Series 2 Limited Partners holding one hundred percent (100%) of the Class B, Series 2 Units then outstanding.
(b)    Notwithstanding the foregoing, the Partnership is entitled to amend the Agreement pursuant to other Articles in this Agreement, including to authorize one or more additional series of Units, provided that no such amendment shall adversely affect the designations, preferences, rights, powers and duties of the Class B, Series 2 Units or the Class B, Series 2 Limited Partners as granted pursuant to this Article XVI.
Section 16.4    No Third-Party Beneficiaries. Except as specified in Section 18.7, the terms and provisions of this Article XVI are intended solely for the benefit of the Partners and their respective successors or permitted assigns, and it is not the intention of the General

Partner to confer third-party beneficiary rights upon any other Person by reason of this Article XVI.
ARTICLE XVII

CLASS P LIMITED PARTNER INTERESTS
Section 17.1    Coordination with Other Articles.
(a)    Except as otherwise set forth in this Article XVII, the Class P Limited Partner Interests (the “Class P Units”) shall have the designations, preferences, rights, powers and duties stated and expressed elsewhere in this Agreement. In the event of any conflict or inconsistency with respect to the Class P Units between provisions of this Article XVII and provisions of other Articles in this Agreement, this Article XVII shall govern and control.
(b)    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:
“Class P Limited Partner” means a Limited Partner that has been admitted to the Partnership as a Limited Partner with respect to Class P Units.
“Class P Majority Approval” means approval by the affirmative vote or written consent of Class P Limited Partners holding at least a majority of the Outstanding Class P Units.
“Class P Offset Period” has the meaning given such term in Section 6.1(b)(xi).
“Class P Transactions” has the meaning given such term in Schedule 6.1(b)(xi).
“Class P Units” has the meaning given such term in Section 17.1.
Section 17.2    Designations, Preferences, Rights, Powers and Duties.
(a)    Designations. The Class P Limited Partners may, pursuant to Section 6.1(b)(xi), be allocated, Pro Rata, up to one hundred percent (100%) of the Partnership’s (i) items of income or gain (or any portion thereof) (computed in accordance with Section 5.3(b)) attributable to any Class P Transactions and (ii) in any Class P Offset Period, offsetting items of loss or deduction (computed in accordance with Section 5.3(b)), but only, in each case, if approved by Class P Majority Approval.
(b)    Number of Units; Initial Issuance. The number of Class P Units that the Partnership is authorized to issue is one million (1,000,000) Class P Units. Unless approved by the General Partner and the affirmative vote or written consent of Class P Limited Partners holding one hundred percent (100%) of the Class P Units then Outstanding, the Partnership shall not be authorized to issue additional Class P Units. As of the Effective Date, NEE Equity is hereby issued one million (1,000,000) Class P Units, which constitute one hundred percent (100%) of the Outstanding Class P Units.

(c)    Capital Contributions. No Class P Limited Partner shall be required to make any Capital Contribution to the Partnership. Notwithstanding the foregoing, the Class P Limited Partners may make Capital Contributions to the Partnership in their sole discretion, Pro Rata. Each Class P Limited Partner shall receive a credit to its Capital Account in the amount of any additional Capital Contributions that it makes.
(d)    Distributions on the Class P Units. Holders of Class P Units shall not be entitled to receive any distributions of Available Cash or any other distributions of assets or property of the Partnership with respect to their Class P Units, other than in connection with the liquidation of the Partnership pursuant to Article XII.
(e)    No Preference on Liquidation. In the event of a liquidation of the Partnership, the Class P Limited Partners shall not be entitled to receive any preferential distribution or other proceeds with respect to any Class P Transactions or otherwise with respect to the Class P Units, and the sole right of the Class P Limited Partners upon liquidation shall be to receive payment pursuant to Section 12.4.
(f)    Voting Rights. Except as provided pursuant to Section 13.3, Section 14.3, Section 17.2(b), Section 17.2(g), and Section 17.3, the Outstanding Class P Units shall have no voting rights on any matter whatsoever under this Agreement, the Delaware Act or otherwise. To the extent Record Holders of Class P Units vote pursuant to Section 13.3, Section 14.3, Section 17.2(b), Section 17.2(g), or Section 17.3, each Outstanding Class P Unit will be entitled to one (1) vote on any matter with respect to which the Record Holders of Class P Units are entitled to vote thereunder.
(g)    Protection Provisions. So long as any Class P Unit is Outstanding, unless approved by the affirmative vote or written consent of Class P Limited Partners holding one hundred percent (100%) of the Class P Units then Outstanding, the Partnership shall not, and shall not cause or permit any of its Subsidiaries to, issue or sell (i) any additional Class P Units or (ii) any securities convertible into or exercisable or exchangeable for any Class P Units.
(h)    Transfers of the Class P Units. The Class P Units shall be non-transferable, except that such Class P Units shall be transferable to any Affiliate of NEE Equity, subject to the limitations, terms and conditions on transfers of Units set forth elsewhere in this Agreement.
(i)    No Certificates. Ownership of the Class P Units shall be recorded in the Register, and ownership of such interests and any transfer thereof shall be evidenced by a book entry notation in the Register. Class P Units shall not be evidenced by physical certificates.
(j)    Status under the Uniform Commercial Code. The Class P Units shall be deemed to be securities governed by Article 8 of the Uniform Commercial Code as in effect from time to time in Delaware.
Section 17.3    Amendment, Supplement and Waiver.

(a)    The Partnership may not amend, supplement or waive any provisions of this Article XVII in any respect except by a written instrument executed by the General Partner and the Class P Limited Partners holding one hundred percent (100%) of the Class P Units then Outstanding.
(b)    Notwithstanding the foregoing, the Partnership is entitled to amend the Agreement pursuant to other Articles in this Agreement, including to authorize one or more additional series of Units, provided that no such amendment shall adversely affect the designations, preferences, rights, powers and duties of the Class P Units or the Class P Limited Partners as granted pursuant to this Article XVII.
Section 17.4    No Third-Party Beneficiaries. Except as specified in Section 18.7, the terms and provisions of this Article XVII (including Schedule 6.1(b)(xi)) and of Section 6.1(b)(xi) are intended solely for the benefit of the Partners and their respective successors or permitted assigns, and it is not the intention of the General Partner to confer third-party beneficiary rights upon any other Person by reason of this Article XVII or Section 6.1(b)(xi).
ARTICLE XVIII

GENERAL PROVISIONS
Section 18.1    Addresses and Notices; Written Communications.
(a)    Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Except as otherwise provided herein, any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Interests at his address as shown in the Register, regardless of any claim of any Person who may have an interest in such Partnership Interests by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 18.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing in the Register is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners.

Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3; provided that when a different notice address is provided herein, such notice shall be deemed given if received at such other address. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.
(b)    The terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.
Section 18.2    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 18.3    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 18.4    Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
Section 18.5    Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
Section 18.6    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
Section 18.7    Third-Party Beneficiaries. Each Partner agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.
Section 18.8    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.1(a) or (b) without execution hereof.
Section 18.9    Applicable Law; Forum; Venue and Jurisdiction; Waiver of Trial by Jury.

(a)    This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
(b)    Each of the Partners and each Person or Group holding any beneficial interest in the Partnership (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):
(i)    irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Partners or of Partners to the Partnership, or the rights or powers of, or restrictions on, the Partners or the Partnership), (B) brought in a derivative manner on behalf of the Partnership, (C) asserting a claim of breach of a duty (including a fiduciary duty) owed by any director, officer, or other employee of the Partnership or the General Partner, or owed by the General Partner, to the Partnership or the Partners, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;
(ii)    irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding;
(iii)    agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;
(iv)    expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and
(v)    consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 18.10    Invalidity of Provisions. If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions and/or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.
Section 18.11    Consent of Partners. Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.
Section 18.12    Facsimile and Email Signatures. The use of facsimile signatures and signatures delivered by email in portable document (.pdf) or similar format affixed in the name and on behalf of the Transfer Agent of the Partnership on certificates representing Common Units or Non-Voting Common Units is expressly permitted by this Agreement.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER

XPLR INFRASTRUCTURE OPERATING PARTNERS GP, LLC

By:	CHRISTOPHER H. ZAJIC
Name: Christopher H. Zajic
Title: Vice President

LIMITED PARTNER

NEXTERA ENERGY EQUITY PARTNERS LP

By: NEXTERA ENERGY EQUITY PARTNERS GP, LLC

By:	CHRISTOPHER H. ZAJIC
Name: Christopher H. Zajic
Title: Vice President

XPLR INFRASTRUCTURE, LP

By:	REBECCA J. KUJAWA
Name: Rebecca J. Kujawa
Title: President

The undersigned hereby executes this Agreement for purposes of approving the amendment and restatement of the Fourth Amended and Restated LP Agreement.

XPLR INFRASTRUCTURE PARTNERS GP, INC.

By:	REBECCA J. KUJAWA
Name: Rebecca J. Kujawa
Title: President

[Signature Page to Fifth Amended and Restated Agreement of Limited Partnership]

EXHIBIT A
to the Fifth Amended and Restated
Agreement of Limited Partnership of
XPLR INFRASTRUCTURE OPERATING PARTNERS, LP
Certificate Evidencing Common Units
Representing Limited Partner Interests in
XPLR INFRASTRUCTURE OPERATING PARTNERS, LP
No. ____________ Common Units ____________
In accordance with Section 4.1 of the Fifth Amended and Restated Agreement of Limited Partnership of XPLR INFRASTRUCTURE OPERATING PARTNERS, LP (formerly known as NextEra Energy Operating Partners, LP), as amended, supplemented or restated from time to time (the “Partnership Agreement”), XPLR INFRASTRUCTURE OPERATING PARTNERS, LP, a Delaware limited partnership (the “Partnership”), hereby certifies that ____________ (the “Holder”) is the registered owner of Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 700 Universe Boulevard, Juno Beach, Florida 33408. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP (FORMERLY KNOWN AS NEXTERA ENERGY OPERATING PARTNERS, LP) THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE, (C) CAUSE XPLR INFRASTRUCTURE OPERATING PARTNERS, LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES, OR (D) RESULT IN A TERMINATION OF THE PARTNERSHIP UNDER INTERNAL REVENUE CODE OF 1986, AS AMENDED, SECTION 708 UNLESS, PRIOR TO SUCH TRANSFER, THE TRANSFERRING PARTNER AGREES TO INDEMNIFY THE PARTNERSHIP AND THE
Exhibit A-1

OTHER PARTNERS FOR ANY ADVERSE TAX CONSEQUENCES CAUSED AS A RESULT OF SUCH TERMINATION. THE GENERAL PARTNER OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP.
The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.
This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware
Dated:         XPLR INFRASTRUCTURE OPERATING PARTNERS, LP
By:    XPLR Infrastructure Operating Partners GP, LLC

By:

By:

Exhibit A-2

[Reverse of Certificate]
ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT TRANSFERS MIN ACT

TEN ENT—as tenants by the entireties		Custodian
	(Cust)		(Minor)
JT TEN—as joint tenants with right of survivorship under Uniform Gifts/Transfers to CD Minors Act (State) and not as tenants in common
Additional abbreviations, though not in the above list, may also be used.

Exhibit A-3

ASSIGNMENT OF COMMON UNITS OF
XPLR INFRASTRUCTURE OPERATING PARTNERS, LP

FOR VALUE RECEIVED,	hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)
___________ Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ____________ as its attorney-in-fact with full power of substitution to transfer the same on the books of XPLR INFRASTRUCTURE OPERATING PARTNERS, LP.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

(Signature)

(Signature)
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15
No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

Exhibit A-4

EXHIBIT B
to the Fifth Amended and Restated
Agreement of Limited Partnership, as Amended
of XPLR INFRASTRUCTURE OPERATING PARTNERS, LP
Certificate Evidencing Series A Preferred Units
Representing Limited Partner Interests in
XPLR INFRASTRUCTURE OPERATING PARTNERS, LP
No. ________________________    Series A Preferred Units _____________________
In accordance with Section 4.1 of the Fifth Amended and Restated Agreement of Limited Partnership of XPLR INFRASTRUCTURE OPERATING PARTNERS, LP (formerly known as NextEra Energy Operating Partners, LP), as amended, supplemented or restated from time to time (the “Partnership Agreement”), XPLR INFRASTRUCTURE OPERATING PARTNERS, LP, a Delaware limited partnership (the “Partnership”), hereby certifies that(the “Holder”) is the registered owner of Series A Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Series A Preferred Units are set forth in, and this Certificate and the Series A Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 700 Universe Boulevard, Juno Beach, Florida 33408. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
THE SERIES A PREFERRED UNITS (ALSO REFERRED TO AS “THIS SECURITY”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SERIES A PREFERRED UNITS MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, XPLR INFRASTRUCTURE OPERATING PARTNERS, LP (FORMERLY KNOWN AS NEXTERA ENERGY OPERATING PARTNERS, LP) HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND
Exhibit B-1

EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE, (C) CAUSE XPLR INFRASTRUCTURE OPERATING PARTNERS, LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES, OR (D) RESULT IN A TERMINATION OF THE PARTNERSHIP UNDER INTERNAL REVENUE CODE OF 1986, AS AMENDED, SECTION 708 UNLESS, PRIOR TO SUCH TRANSFER, THE TRANSFERRING PARTNER AGREES TO INDEMNIFY THE PARTNERSHIP AND THE OTHER PARTNERS FOR ANY ADVERSE TAX CONSEQUENCES CAUSED AS A RESULT OF SUCH TERMINATION. THE GENERAL PARTNER OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP.
The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.
This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated:	XPLR INFRASTRUCTURE OPERATING PARTNERS, LP

	By:	XPLR Infrastructure Operating Partners GP, LLC

By:
Exhibit B-2

By:

Exhibit B-3

[Reverse of Certificate]
ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT TRANSFERS MIN ACT

TEN ENT—as tenants by the entireties		Custodian
	(Cust)		(Minor)
JT TEN—as joint tenants with right of survivorship under Uniform Gifts/Transfers to CD Minors Act (State) and not as tenants in common
Additional abbreviations, though not in the above list, may also be used.

Exhibit B-4

ASSIGNMENT OF SERIES A PREFERRED UNITS OF
XPLR INFRASTRUCTURE OPERATING PARTNERS, LP

FOR VALUE RECEIVED,	hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)
____________ Series A Preferred Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ___________ as its attorney-in-fact with full power of substitution to transfer the same on the books of XPLR INFRASTRUCTURE OPERATING PARTNERS, LP.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this
Certificate in every particular, without alteration, enlargement or change.

(Signature)

(Signature)
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
No transfer of the Series A Preferred Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Series A Preferred Units to be transferred is surrendered for registration or transfer.

Exhibit B-5

EXHIBIT C
to the Fifth Amended and Restated
Agreement of Limited Partnership, as Amended
of XPLR INFRASTRUCTURE OPERATING PARTNERS, LP
Restrictions on Transfer of Series A Preferred Units
THE SERIES A PREFERRED UNITS (ALSO REFERRED TO AS “THIS SECURITY”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SERIES A PREFERRED UNITS MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, XPLR INFRASTRUCTURE OPERATING PARTNERS, LP (FORMERLY KNOWN AS NEXTERA ENERGY OPERATING PARTNERS, LP) HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE, (C) CAUSE XPLR INFRASTRUCTURE OPERATING PARTNERS, LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES, OR (D) RESULT IN A TERMINATION OF THE PARTNERSHIP UNDER INTERNAL REVENUE CODE OF 1986, AS AMENDED, SECTION 708 UNLESS, PRIOR TO SUCH TRANSFER, THE TRANSFERRING PARTNER AGREES TO INDEMNIFY THE PARTNERSHIP AND THE OTHER PARTNERS FOR ANY ADVERSE TAX CONSEQUENCES CAUSED AS A RESULT OF SUCH TERMINATION. THE GENERAL PARTNER OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT
Exhibit C-1

NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP.

Exhibit C-2

EXHIBIT D
to the Fifth Amended and Restated
Agreement of Limited Partnership, as Amended
of XPLR INFRASTRUCTURE OPERATING PARTNERS, LP
Certificate Evidencing Non-Voting Common Units
Representing Limited Partner Interests in
XPLR INFRASTRUCTURE OPERATING PARTNERS, LP
No. _______________________ Non-Voting Common Units _____________________
In accordance with Section 4.1 of the Fifth Amended and Restated Agreement of Limited Partnership of XPLR INFRASTRUCTURE OPERATING PARTNERS, LP (formerly known as NextEra Energy Operating Partners, LP), as amended, supplemented or restated from time to time (the “Partnership Agreement”), XPLR INFRASTRUCTURE OPERATING PARTNERS, LP, a Delaware limited partnership (the “Partnership”), hereby certifies that(the “Holder”) is the registered owner of Non-Voting Common Units representing limited partner interests in the Partnership (the “Non-Voting Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Non-Voting Common Units are set forth in, and this Certificate and the Non-Voting Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 700 Universe Boulevard, Juno Beach, Florida 33408. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
THE NON-VOTING COMMON UNITS (ALSO REFERRED TO AS “THIS SECURITY”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE NON-VOTING COMMON UNITS MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, XPLR INFRASTRUCTURE OPERATING PARTNERS, LP (FORMERLY KNOWN AS NEXTERA ENERGY OPERATING PARTNERS, LP) HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND
Exhibit D-1

EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE, (C) CAUSE XPLR INFRASTRUCTURE OPERATING PARTNERS, LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES, OR (D) RESULT IN A TERMINATION OF THE PARTNERSHIP UNDER INTERNAL REVENUE CODE OF 1986, AS AMENDED, SECTION 708 UNLESS, PRIOR TO SUCH TRANSFER, THE TRANSFERRING PARTNER AGREES TO INDEMNIFY THE PARTNERSHIP AND THE OTHER PARTNERS FOR ANY ADVERSE TAX CONSEQUENCES CAUSED AS A RESULT OF SUCH TERMINATION. THE GENERAL PARTNER OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF XPLR INFRASTRUCTURE OPERATING PARTNERS, LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP.
The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.
This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated:	XPLR INFRASTRUCTURE OPERATING PARTNERS, LP

	By:	XPLR Infrastructure Operating Partners GP, LLC

By:

Exhibit D-2

By:

Exhibit D-3

[Reverse of Certificate]
ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT TRANSFERS MIN ACT

TEN ENT—as tenants by the entireties		Custodian
	(Cust)		(Minor)
JT TEN—as joint tenants with right of survivorship under Uniform Gifts/Transfers to CD Minors Act (State) and not as tenants in common
Additional abbreviations, though not in the above list, may also be used.

Exhibit D-4

ASSIGNMENT OF NON-VOTING COMMON UNITS OF
XPLR INFRASTRUCTURE OPERATING PARTNERS, LP

FOR VALUE RECEIVED,	hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)
____________ Non-Voting Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ___________ as its attorney-in-fact with full power of substitution to transfer the same on the books of XPLR INFRASTRUCTURE OPERATING PARTNERS, LP.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this
Certificate in every particular, without alteration, enlargement or change.

(Signature)

(Signature)
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
No transfer of the Non-Voting Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Non-Voting Common Units to be transferred is surrendered for registration or transfer.

Exhibit D-5